EXHIBIT 4.1
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                                                                  Execution Copy

                     BEAR STEARNS MORTGAGE SECURITIES INC.,

                                     Seller

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

                        --------------------------------

                                POOLING AGREEMENT
                            Dated as of March 1, 1998

                        --------------------------------


                                 $515,964,267.00

                      Bear Stearns Mortgage Securities Inc.
                            Pass-Through Certificates
                                  Series 1998-2
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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.   Defined Terms.................................................1

                                   ARTICLE II

                     CONVEYANCE OF THE POOLED SECURITIES; 18

Section 2.01.   Conveyance of the Pooled Securities..........................18
Section 2.02.   Acceptance of Trust by Trustee; Initial Issuance of
                Certificates ................................................20
Section 2.03.   Representations and Warranties of the Seller and
                the Trustee .................................................21
Section 2.03A.  Assignment of Interest in Transfer Agreement; Cure or
                Repurchase Obligations ......................................23
Section 2.04.   Substitution of Pooled Securities............................24

                                   ARTICLE III

                    ADMINISTRATION OF THE POOLED SECURITIES;
                             PAYMENTS AND REPORTS TO
                               CERTIFICATEHOLDERS

Section 3.01.   Administration of the Trust and the Pooled Securities........25
Section 3.02.   Collection of Monies.........................................25
Section 3.03.   Establishment of the Accounts; Deposits Therein..............26
Section 3.04.   Permitted Withdrawals From the Accounts......................27
Section 3.05.   Distributions................................................28
Section 3.06.   Statements to Certificateholders.............................31
Section 3.07.   Access to Certain Documentation and Information..............34
Section 3.08.   Calculation of Amounts to be Distributed.....................35
Section 3.09.   REMIC-Related Covenants......................................35
Section 3.10.   Allocation of Realized Losses................................35

                                   ARTICLE IV

                                THE CERTIFICATES

Section 4.01.   The Certificates.............................................35
Section 4.02.   Registration of Transfer and Exchange of Certificates........40
Section 4.03.   Mutilated, Destroyed, Lost or Stolen Certificates............45
Section 4.04.   Persons Deemed Owners........................................45
Section 4.05.   Transfer Restrictions on Residual Certificates...............45
Section 4.06.   Restrictions on Transferability of Private Certificates......47


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Section 4.07.   ERISA Restrictions...........................................47
Section 4.08.   Rule 144A Information........................................48

                                    ARTICLE V

                                   THE TRUSTEE

Section 5.01.   Duties of Trustee............................................49
Section 5.02.   Federal Information Returns and Reports to
                Certificateholders ..........................................50
Section 5.03.   Certain Matters Affecting the Trustee........................51
Section 5.04.   Trustee Not Liable for Certificates or Pooled Securities.....52
Section 5.05.   Trustee May Own Certificates.................................52
Section 5.06.   Trustee's Fees; Indemnification of the Trustee...............53
Section 5.07.   Eligibility Requirements for Trustee.........................53
Section 5.08.   Resignation and Removal of the Trustee.......................54
Section 5.09.   Successor Trustee............................................54
Section 5.10.   Merger or Consolidation of Trustee...........................55
Section 5.11.   Appointment of Co-Trustee or Separate Trustee................55

                                   ARTICLE VI

                                   THE SELLER

Section 6.01.   Liability of the Seller......................................56
Section 6.02.   Merger, Consolidation or Conversion of the Seller............56
Section 6.03.   Limitation on Liability of the Seller and Others.............57

                                   ARTICLE VII

                                   TERMINATION

Section 7.01.   Termination..................................................57
Section 7.02.   Additional Termination Requirements..........................59

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.01.   Amendment....................................................60
Section 8.02.   Counterparts.................................................62
Section 8.03.   Limitation on Rights of Certificateholders...................62
Section 8.04.   Governing Law................................................62
Section 8.05.   Notices......................................................63
Section 8.06.   Severability of Provisions...................................63
Section 8.07.   Successors and Assigns.......................................63
Section 8.08.   Article and Section Headings.................................63


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Section 8.09.   Notices to Rating Agency.....................................63
Section 8.10.   Intent of Parties............................................64
Section 8.11.   Acts of Certificateholders...................................64

      Schedule A -   Pooled Securities
      Exhibit A -    Form of Class A Certificate
      Exhibit B -    Form of Class B Certificate
      Exhibit C -    Form of Class C Certificate
      Exhibit D -    Form of Class D Certificate
      Exhibit E -    Form of Class E Certificate
      Exhibit F -    Form of Class F Certificate
      Exhibit G -    Form of Class G Certificate
      Exhibit H -    Form of Class H Certificate
      Exhibit I -    Form of Class PO Certificate
      Exhibit J -    Form of Class X Certificate
      Exhibit K -    Form of Class R-1 Certificate
      Exhibit L -    Form of Class R-2 Certificate
      Exhibit M -    Form of Class R-1 or Class R-2 Purchaser Affidavit
      Exhibit N-1 -  Form of Investment Letter
      Exhibit N-2 -  Form of Rule 144A Certificate
      Exhibit O -    Representations and Warranties of the Companies


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            POOLING AGREEMENT, dated as of March 1, 1998 by and between Bear
Stearns Mortgage Securities Inc., as seller (the "Seller"), and The Bank of New York, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

            The Seller intends to cause the issuance of and to sell its Pass-Through Certificates, Series 1998-2 (the "Certificates") representing in the aggregate the entire beneficial ownership of a trust fund (the "Trust"), the primary assets of which are the Pooled Securities (defined herein).

            All things necessary to make this Agreement a valid declaration of trust by the Seller in accordance with its terms have been done.

            An election will be made to treat the assets constituting REMIC II as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. On March 30, 1998 (the "Startup Day"), each Class of REMIC II Regular Certificates will be designated a "regular interest" in a REMIC and the Class R-2 Certificate will represent the "residual interest" in REMIC II.

            An election will be made to treat the assets constituting REMIC I to be treated as a REMIC for federal income tax purposes. On the Startup Date, all classes of Certificates (other than the Class R-1 and Class R-2 Certificates) will be designated "regular interests" in REMIC I. The Class R-1 Certificate will be designated the "residual interest" in REMIC I.

            In consideration of the premises and the mutual agreements herein contained, the Seller and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Defined Terms.

            Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accounts: The Certificate Account, the Accrued Interest Account and the Payment Reserve Account.

            Accrued Interest Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Certificateholders pursuant to Section 3.03(c). Funds deposited in the Accrued Interest Account
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shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof.

            Accrued Interest Reimbursement Amount: With respect to the May 4, 1998 Distribution Date, an amount equal to the sum of (i) with respect to each Class of Certificates other than the Class X and Class PO Certificates, the excess of (x) 26 days of interest at 6.75% per annum on the Original Certificate Principal Balance thereof over (y) 26 days of interest at the Certificate Rate for such Classes of Certificates in effect for the May 4, 1998 Distribution Date on the Certificate Principal Balance of such Classes of Certificates following the April 1, 1998 Distribution Date, or if there is one, the April 8, 1998 Supplemental Distribution Date and (ii) with respect to the Class X Certificates, the excess of (x) 26 days of interest at 0.49% per annum on the original Notional Amount thereof over (y) 26 days of interest at the Certificate Rate for such Class of Certificates in effect for the May 4, 1998 Distribution Date on the Notional Amount of such Class of Certificates following the April 1, 1998 Distribution Date, or if there is one, the April 8, 1998 Supplemental Distribution Date.

            Acquired Mortgage Asset: Any Underlying Mortgage Loan or related Mortgaged Property acquired and to be serviced and administered on behalf and for the benefit of the Trustee, as Pooled Securityholder, and the other holders of the related Underlying Series, all in accordance with the related Underlying Agreements.

            Additional Principal: With respect to any Distribution Date or Supplemental Distribution Date, an amount equal to the Loss Amount for such Distribution Date or Supplemental Distribution Date, as applicable.

            Affiliate: With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling," "controlled by" and "under common control with" have meanings correlative to the foregoing.

            Agreement: This Pooling Agreement and all amendments hereof and supplements hereto.

            Available Funds: With respect to a Distribution Date or Supplemental Distribution Date, the sum of (i) the aggregate amount on deposit in the Certificate Account for which the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the related Determination Time, (ii) with respect to the May 4, 1998 Distribution Date, the Accrued Interest Reimbursement Amount, (iii) with respect to the April 1, 1998 and May 4, 1998 Distribution Dates and any related Supplemental Distribution Date, the applicable Payment Transfer Amount and (iv) investment income earned on amounts on deposit in the Accounts through the Distribution Date or Supplemental Distribution Date, as applicable.


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            Book-Entry Certificate: Initially each Certificate other than a
Class H, Class PO, Class R-1 or Class R-2 Certificate.

            Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

            Certificate: Any certificate, evidencing a beneficial interest in the Trust as executed hereunder by the Trustee and authenticated and delivered hereunder by the Certificate Registrar, substantially, with respect to each Class, in the form of Exhibits A through L, hereto, respectively, with all blanks therein appropriately completed.

            Certificate Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Certificateholders pursuant to Section 3.03(a). Funds deposited in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof (except that the Trustee shall be entitled to the portion of the investment income thereon constituting the Trustee Fee).

            Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

            Certificate Principal Balance: With respect to any Class of Certificates (other than the Class X Certificates), the aggregate principal amount of Certificates of such Class outstanding as of any date of determination, which is equal to the Original Certificate Principal Balance for such Class minus the sum of (i) the aggregate of all distributions of principal previously made on such Class of Certificates pursuant to Section 3.05 and (ii) other than with respect to the Class PO Certificates, any Loss Amounts allocated to such Class of Certificates on or prior to the immediately preceding Distribution Date or Supplemental Distribution Date, as applicable. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, each Class of Residual Certificates after the Distribution Date or Supplemental Distribution Date, as applicable on which it receives the distribution of the last dollar of its original principal amount shall be deemed to have a Certificate Principal Balance equal to its Certificate Principal Balance on the day immediately preceding such Distribution Date or Supplemental Distribution Date, as applicable.

            Certificate Rate: As to each Class of Certificates, the rate of interest set forth in Section 4.01(d). Any monthly calculations of interest at a stated rate shall be based upon annual interest at such rate divided by 12.

            Certificate Registrar and Certificate Register: Shall each have the meanings provided in Section 4.02.


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            Certificateholder or Holder: As to the Certificates, the person in whose name a Certificate is registered in the Certificate Register, except that, subject to subsections 8.01(b) and 8.11(e), solely for the purpose of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Seller or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account for purposes of determining whether the Holders of Certificates evidencing the requisite aggregate Percentage Interest necessary to effect any such consent, approval or waiver has been obtained, unless such Persons collectively own all of the Certificates or all of the Certificates of one or more Classes, if the vote is to be taken by such applicable Class or Classes.

            Class: Collectively, all of the Certificates bearing the same designation.

            Class Deferred Principal: For each Class of Certificates, other than the Class X and Class PO Certificates, immediately following any Distribution Date or Supplemental Distribution Date, as applicable, an amount equal to the excess of (i) the applicable Class Optimal Principal for such Distribution Date or Supplemental Distribution Date for such Class of Certificates over (ii) the principal paid to such Class of Certificates on such Distribution Date or Supplemental Distribution Date.

            Class Optimal Principal: With respect to each Class of Certificates, other than the Class X and Class PO Certificates, and a Distribution Date or Supplemental Distribution Date, an amount equal to the sum of (i) the applicable Class Percentage Principal, (ii) Additional Principal, if any, to be paid to such Class and (iii) the applicable Class Deferred Principal immediately following the prior Distribution Date (or in the case of the first Distribution Date, the Closing Date) or Supplemental Distribution Date, if any, as applicable.

            Class Percentage Principal: With respect to each Class of Certificates (other than the Class X and Class PO Certificates) and each Distribution Date or Supplemental Distribution Date, as applicable, such Class' pro rata share based upon its respective Certificate Principal Balance immediately prior to the applicable Distribution Date, of the lesser of (i) principal collections on the Pooled Securities for which both the Pooled Security distribution (including for this purpose for the April 1, 1998 and May 4, 1998 Distribution Dates and related Supplemental Distribution Dates, if any, any Payment Transfer Amounts) and the related Pooled Security Distribution Date Information have been received by the Trustee by the applicable Determination Time and (ii) the excess of (x) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the second preceding Pooled Security Distribution Dates over (y) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the immediately preceding Pooled Security Distribution Dates exclusive in the case of clause
(ii) and a Supplemental Distribution Date of any Pooled Securities, the distributions on which were included in the distribution made on the immediately preceding related Distribution Date; provided that if either the Pooled Security distribution or the related Pooled Security Distribution Date Information have not been received by the immediately following Supplemental Distribution Date, the amount in clause (x) will be as of immediately following the third preceding Pooled Security Distribution Date for such Pooled Security.


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            Class PO Principal Distribution: With respect to each Distribution
Date or Supplemental Distribution Date, an amount equal to (i) principal collections on the Pooled Securities for which both the Pooled Security distribution (including for this purpose for the April 1, 1998 and May 4, 1998 Distribution Dates and related Supplemental Distribution Dates, if any, any Payment Transfer Amounts) and the related Pooled Security Distribution Date Information have been received by the Trustee by the applicable Determination Time minus (ii) the Principal Distribution Amount for such Distribution Date or Supplemental Distribution Date, as applicable; provided that, if there may be a Supplemental Distribution Date, the Class PO Principal Distribution on the related Distribution Date shall be zero and the Class PO Principal Distribution on the related Supplemental Distribution Date shall be calculated on an aggregate basis, taking account of principal collections and the Principal Distribution Amounts with respect to both the Distribution Date and the Supplemental Distribution Date, irrespective of when the Pooled Security distributions or Pooled Security Distribution Date Information was received.

            Closing Date: March 30, 1998.

            Code: The Internal Revenue Code of 1986, as amended.

            Companies: SunAmerica Inc., SunAmerica Life Insurance Company, Anchor National Life Insurance Company and CalAmerica Life Insurance Company, the entities which sold the Pooled Securities to the Seller pursuant to the Transfer Agreement.

            Corporate Trust Office: The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, 12E, New York, New York 10286,
Attention: Mortgage Backed Securities, telephone no. (212) 815-2297, facsimile no. (212) 815-4135.

            Deleted Pooled Security: A Pooled Security replaced by a Substitute Pooled Security.

            Deliver or Delivery: When used with respect to a Pooled Security or Substitute Pooled Security means:

            (a) with respect to a certificated security delivery thereof in registered form to the Trustee and:

                  (i) endorsed to the Trustee or in blank by effective
            endorsement; or

                  (ii) registered in the name of the Trustee;

            (b) with respect to an uncertificated security:

                  (i) the delivery of the uncertificated security to the
            Trustee; or


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                  (ii) the issuer has agreed that it will comply with
            instructions originated by the Trustee without further consent by the registered owner;

            (c) with respect to any security issued by the U.S. Treasury, FHLMC or FNMA that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

                  (i) a Federal Reserve Bank by book entry credits the
            book-entry security to the securities account (as defined in 31 CFR
            Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

                  (ii) the participant indicates by book entry that the
            book-entry security has been credited to the Trustee's securities account;

            (d) with respect to a security entitlement:

                  (i)   the Trustee becomes the entitlement holder; or

                  (ii) the securities intermediary has agreed that it will
            comply with entitlement orders originated by the Trustee without further consent by the entitlement holder;

            (e) for the purpose of clauses (a) and (b) hereof "delivery" means:

                  (i) with respect to a certificated security:

                        (A) the Trustee acquires possession thereof;

                        (B) another person (other than a securities
            intermediary) either acquires possession thereof on behalf of the Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Trustee; or

                        (C) a securities intermediary acting on behalf of the
            Trustee acquires possession thereof, only if the certificate is in registered form and has been specially endorsed to the Trustee by an effective endorsement;

                  (ii) with respect to an uncertificated security:

                        (A) the issuer registers the Trustee as the registered
            owner, upon original issue or registration of transfer; or

                        (B) another person (other than a securities
            intermediary) either becomes the registered owner thereof on behalf of the Trustee or, having previously become the registered owner, acknowledges that it holds for the Trustee;


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            (f) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the
UCC:

                  (i) "certificated security"

                  (ii) "effective endorsement"

                  (iii) "entitlement holder"

                  (iv) "securities account"

                  (v) "securities entitlement"

                  (vi) "securities intermediary"

                  (vii) "uncertificated security"

            (g) in each case of Delivery contemplated herein, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

            Depository: DTC, the nominee of which is Cede & Co., or any successor thereto.

            Depository Agreement: The meaning specified in Subsection 4.01(a) hereof.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Time: With respect to a Pooled Security, 3:00 p.m. on the Business Day preceding a Distribution Date or Supplemental Distribution Date, as applicable.

            Distribution Date: With respect to any month, the Distribution Date shall be the fifth Business Day after the 25th day (or if the 25th is not a Business Day, the following Business Day) of each month, commencing April 1, 1998. Notwithstanding the foregoing, for certain purposes as provided herein, each Distribution Date shall be deemed to occur in the same month as the immediately preceding Pooled Security Distribution Date (assuming for purposes of calculating the immediately preceding Pooled Security Distribution Date that all calendar days are business days).

            DTC: The Depository Trust Company.


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            DTC Custodian: The Bank of New York, or its successors in interest as custodian for the Depository.

            Eligible Account: Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which are rated at least P-1 by Moody's (or comparable rating if Moody's is not the Rating Agency) at any time funds are on deposit therein, (ii) a trust account or accounts maintained with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity, or (iii) a trust account or accounts maintained with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            FHLMC: Freddie Mac or its successors.

            Final Distribution Date: With respect to the Pooled Securities or a Class of Certificates or all of the Certificates, as applicable, the Pooled Security Distribution Date or the Distribution Date (or Supplemental Distribution Date), as applicable, on which the final distribution on the Pooled Securities or on the applicable Class of Certificates or on the last to be paid of the Certificates, as applicable, is to be made in accordance with the related Underlying Agreement or this Agreement, as the case may be.

            FNMA: The Federal National Mortgage Association and its successors.

            Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining on account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date there will no Global Certificates.

            GNMA: The Government National Mortgage Association and its successors.

            Independent: When used with respect to any specified Person, such a Person who (i) is in fact independent of the Seller and any Affiliate of the Seller, (ii) does not have any direct financial interest in the Seller or in any Affiliate of the Seller, and (iii) is not connected with the Seller or any Affiliate of the Seller as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Individual Certificate: Any Private Certificate registered in the name of a Holder other than the Depository or its nominee.


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            Institutional Accredited Investor: Any Person meeting the
requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (or any entity in which all the equity holders come within such paragraphs).

            Interest Accrual Period: With respect to each Distribution Date, the month preceding the month in which a Distribution Date is deemed to occur pursuant to the definition of Distribution Date.

            Investment Company Act: The Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

            Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit M-1 hereto.

            Loss Amount: With respect to a Distribution Date or a Supplemental Distribution Date, an amount equal to the greater of (a) zero and (b) an amount equal to (i) the excess of (x) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the second preceding Pooled Security Distribution Dates over (y) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the immediately preceding Pooled Security Distribution Dates minus (ii) principal collections on the Pooled Securities for which both the Pooled Security distribution (including for this purpose for the April 1, 1998 and May 4, 1998 Distribution Dates and related Supplemental Distribution Dates, if any, any Payment Transfer Amounts) and the related Pooled Security Distribution Date Information have been received by the Trustee by the applicable Determination Time exclusive in the case of clause (i) and a Supplemental Distribution Date of any Pooled Securities, the distributions on which were included in the distribution made on the immediately preceding related Distribution Date; provided that if either the Pooled Security distribution or the related Pooled Security Distribution Date Information have not been received by the immediately following Supplemental Distribution Date, the amount in clause (i) (x) will be as of immediately following the third preceding Pooled Security Distribution Date for such Pooled Security.

            Majority Certificateholders: The Holders of Certificates evidencing in the aggregate greater than 50% of the aggregate Percentage Interests of all the Certificates.

            Majority Class Certificateholders: For any Class, the Holders of Certificates evidencing in the aggregate greater than 50% of the aggregate Percentage Interests of all the Certificates of such Class.

            Moody's: Moody's Investors Service, Inc.

            Mortgage: With respect to any Underlying Mortgage Loan, any mortgage, deed of trust or other similar instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.


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            Mortgage Loans: One- to four-family, conventional, fixed-rate, first and second lien mortgage loans or cooperative loans secured by shares in cooperative corporations.

            Mortgage Loan Information Date: February 1, 1998.

            Mortgage Note: The original executed note evidencing the indebtedness of the Mortgagor under an Underlying Mortgage Loan, together with any rider, addendum or amendment thereto.

            Mortgaged Property: The real property subject to the lien of a Mortgage.

            Mortgagor: The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired a Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            Notice of Final Distribution: With respect to the Pooled Securities, any notice provided pursuant to the related Underlying Agreement to the effect that final distribution on a Pooled Security shall be made only upon presentment and surrender thereof. With respect to a Class of Certificates, the notice to be provided pursuant to Section 7.01(c) to the effect that final distribution on such Class of Certificates shall be made only upon presentment and surrender thereof.

            Notional Amount: With respect to any Distribution Date or Supplemental Distribution Date and the Class X Certificates, the sum of the Pooled Security Principal Balances of all the Pooled Securities immediately preceding such Distribution Date or Supplemental Distribution Date.

            Officers' Certificate: A certificate signed by the Chairman of the Board, the President, a Senior Vice President, a Vice President or an Assistant Vice President and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Seller or the Trustee, as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, which opinion is addressed to the Trustee and is reasonably acceptable to the Trustee.

            Original Certificate Principal Balance: The aggregate principal balance of any Class of Certificates as of the Closing Date as set forth in
Section 4.01(d).

            Other Pooled Security Distribution Date Information: With respect to a Pooled Security Distribution Date and the related Pooled Security for which a Pooled Security Distribution Date Statement has not been received by the Trustee, information obtained by the Trustee by such means as the Trustee deems reliable, including by telephone, fax or other electronic means, constituting all information with respect to such Pooled Security necessary to calculate the distribution to be made on the Certificates with respect to such Pooled Security.


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            Payment Reserve Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Certificateholders pursuant to Section 3.03(d). Funds deposited in the Payment Reserve Account shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof.

            Payment Transfer Amount: With respect to each Distribution Date and Supplemental Distribution Date to but not including the June 2, 1998 Distribution Date, an amount equal to the sum of the excess, with respect to each Pooled Security as to which an amount is deposited in the Payment Reserve Account as indicated on Schedule A hereto, of (i) the sum of the amounts indicated in the Pooled Security Distribution Date Information acquired by the Trustee subsequent to the Determination Time with respect to the preceding Distribution Date or Supplemental Distribution Date (or in the case of the April 1, 1998 Distribution Date, on or after March 25, 1998) and prior to the Determination Time with respect to the related Distribution Date or Supplemental Distribution Date over (ii) the amounts of Pooled Security distributions received by the Trustee subsequent to the Determination Time with respect to the preceding Distribution Date or Supplemental Distribution Date (or in the case of the April 1, 1998 Distribution Date, on or after March 25, 1998) and prior to the Determination Time with respect to the related Distribution Date or Supplemental Distribution Date.

            Percentage Interest: With respect to each Class of Certificates and any Certificate in such Class, the portion of such Class represented by such Certificate, expressed as a percentage, the numerator of which is the initial outstanding principal amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Certificate Principal Balance for such Class and with respect to all Classes of Certificates and any Certificate of any Class, the portion of all Certificates represented by such Certificate expressed as a percentage, the numerator of which is the initial principal annual of such Certificate as of the Closing Date as specified on the face thereof, and the denominator of which to the sum of the Original Certificate Principal Balances of all Classes of Certificates.

            Permitted Investments: Any one or more of the following obligations or securities:

      (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

      (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in its respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have a credit rating of "P-1" from the Rating Agency;

      (iii) repurchase obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

      (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which securities are rated "Aaa" by the Rating Agency, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the sum of the aggregate outstanding principal balance of all Pooled Securities and the aggregate principal amount of all Permitted Investments in the Certificate Account;

      (v) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agency in its highest short-term rating available, provided that such commercial paper shall have a remaining maturity of not more than 30 days;

      (vi) certificates or receipts representing ownership interests in future principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts;

      (vii) money market funds which are rated by the Rating Agency at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in the Certificates or this Agreement; and

      (viii) any other demand, money market or time deposit obligation, or interest bearing security or investment as may be acceptable to the Rating Agency (written confirmation of which shall be furnished to the Trustee);

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class H, Class PO, Class R-1 and Class R-2 Certificates; provided that as set forth in Section 4.01(a), if either Class H or Class PO Certificates have become Global Certificates, then with respect to such Class or Classes, only to the extent provided in Section 4.02.

            Pooled Security: The 96 mortgage-backed securities sold by the Seller to, and registered in the name of or held for the benefit of, the Trustee pursuant to Section 2.01 or 2.04 and as more particularly set forth on Schedule A attached hereto as it may be amended from time to time (excluding from and after the respective date of substitution or repurchase any Deleted Pool Securities and including from and after the date of substitution any Substituted Pooled Securities).

            Pooled Security Credit Support: With respect to each Pooled Security the amount of credit support for such Pooled Security, expressed as the percentage that such credit support, if any, represents of the aggregate scheduled principal balances of the Underlying Mortgage Loans.

            Pooled Security Distribution Date: With respect to each of the Pooled Securities, the 25th day (or if such day is not a business day, as defined in the relevant Underlying Agreement, the following business day) of each month or in the case of one Resecuritization Pooled Security, the 29th day (or, if in February, the last day) of such month (or if such day is not a business day as defined in the relevant Underlying Agreement, the following business day), in the case of one Resecuritization Pooled Security two business days and in the case of eight Resecuritization Pooled Securities three business days following the 25th day of such month (or if such day is not a business day, the following business day) as indicated on Schedule A hereto.

            Pooled Security Distribution Date Information: With respect to any Pooled Security for which the related Pooled Security Distribution Date Statement is available, such Pooled Security Distribution Date Statement, and with respect to any Pooled Security for which the related Pooled Security Distribution Date Statement is not available, the related Other Pooled Security Distribution Date Information.

            Pooled Security Distribution Date Statement: Each report provided monthly to holders of Pooled Securities in connection with each Pooled Security Distribution Date pursuant to the related Underlying Agreement.

            Pooled Security Information Date: With respect to each Pooled Security, the related February 1998 Pooled Security Distribution Date.

            Pooled Security Interest Rate: The stated interest rate payable on each Pooled Security, as indicated in the related Pooled Security Distribution Date Information.

            Pooled Security Principal Balance: The amount or percentage calculated based on the aggregate outstanding Pooled Security principal balance, as reported by the Underlying Trustee or Underlying Servicer of such Pooled Securities following the Pooled Security Distribution Dates relating to the February 1998 Pooled Security Distribution Date Statements, after giving effect to distributions made on the Pooled Securities on or prior to such dates.

            Pooled Securityholder: With respect to Pooled Securities in physical form, the registered holder of the Pooled Securities, which following the execution and delivery of this Agreement by the parties hereto and registration on the books of the applicable trustee with respect to the Underlying Series, shall be the Trustee for the benefit of the Certificateholders and with respect to Pooled Securities in book-entry form, the Trustee or its Depository Participant for the benefit of the Certificateholders.

            Preference Amount: Any amount previously distributed to a Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            Principal Distribution Amount: With respect to a Distribution Date or Supplemental Distribution Date, the sum of the Class Percentage Principal for all Classes of Certificates (other than the Class X and the Class PO Certificates).

            Private Certificate: Any Class H and Class PO Certificate.

            QIB: Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

            Rating Agency: Moody's or its successors. If such agency or its successor is no longer in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Seller, and specific ratings of Moody's shall be deemed to refer to the equivalent ratings of the party so designated.

            Realized Loss: A Loss incurred on a defaulted Underlying Mortgage Loan, as reported on the related Pooled Security Distribution Date Statement.

            Record Date: With respect to any Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs; provided, however, that for this purpose the Distribution Date is deemed to occur on the 30th (the 28th or 29th day of February) of each month, without regard to whether such day is a Business Day.

            REMIC: A real estate mortgage investment conduit, as defined in the Code.

            REMIC I: That group of assets contained in the Trust designated as a REMIC consisting of the REMIC II Regular Certificates.

            REMIC Opinion: A written opinion of counsel, acceptable to the Trustee, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in either REMIC I or REMIC II is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

            REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

            REMIC Regular Certificates: Each Class of Certificates other than the Residual Certificates.

            REMIC II: That group of assets contained in the Trust designated as a REMIC consisting of (i) the Pooled Securities, (ii) the Certificate Account, and (iii) any proceeds of the foregoing. Expenses and fees of the Trust shall be paid by REMIC II.

            REMIC II Certificates: The REMIC II Regular Certificates and Class R-2 Certificates.

            REMIC II Regular Certificates: As defined in Section 4.01(c).

            Repurchase Price: In connection with the repurchase of a Pooled Security pursuant to Section 2.03(c) or 7.01(a)(i), a price equal to the outstanding principal balance of the Pooled Security as of the date of repurchase, plus interest thereon at the applicable Pooled Security Interest Rate through the next succeeding Pooled Security Distribution Date unless the repurchase is made on a Pooled Security Distribution Date, then interest through such date, net of interest received by the Trust on such Pooled Securities on such Date.

            Resecuritized Certificates: The 52 mortgage-backed certificates representing interests in 48 trusts or trust estates, backing payment on the Resecuritization Pooled Securities, as identified on Schedule A hereto, the assets of which consist primarily of Mortgage Loans.

            Resecuritization Pooled Securities: The Pooled Securities which are backed by Resecuritized Certificates as identified on Schedule A attached hereto.

            Residual Certificates: The Class R-1 and Class R-2 Certificates.

            Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned to and working in its Corporate Trust Office or similar group administering the Trusts hereunder and also, with respect to a particular matter, any other officer of the Trustee to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate which is a QIB substantially in the form set forth as Exhibit M-2 hereto.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Legend: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) IF REQUESTED BY THE TRUSTEE AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES.

            Seller: Bear Stearns Mortgage Securities Inc., a Delaware Corporation, or its successor in interest.

            Single Certificate: A Certificate with an original Certificate Balance of $1,000.

            Substitute Pooled Securities: One or more pass-through mortgage related securities tendered to the Trustee pursuant to Section 2.04, issued by the same Seller as the Deleted Pooled Security or by GNMA, FNMA or FHLMC, which meet the following criteria, (i) the Substitute Pooled Security has a fixed interest rate no lower than the Pooled Security Interest Rate of the Deleted Pooled Security being substituted for, (ii) the sum of the outstanding principal amounts of the Substitute Pooled Securities equals the sum of the outstanding principal amounts of the Deleted Pooled Securities being substituted for and
(iii) for any Pooled Security being substituted for, the Substitute Pooled Security (a) as of the date of substitution, has Underlying

Mortgage Loans with a weighted average gross coupon no more than 50 basis points below or no more than 50 basis points above the weighted average gross coupon of the Underlying Mortgage Loans relating to the Deleted Pooled Security, (b) has Underlying Mortgage Loans consisting of conventional, fixed rate, one- to four-family, fully amortizing, level payment, first lien mortgage loans with original maturities of up to 30 years, (c) if not issued by GNMA, FNMA or FHLMC, is rated as of the date of substitution in at least the same rating category by a nationally recognized statistical rating agency, (d) the inclusion of which in the Trust will not result in a withdrawal or downgrading in the rating assigned to the Certificates by the Rating Agency, written confirmation of which shall be provided by the Rating Agency to the Trustee and (e) will not cause either REMIC I or REMIC II to lose its status as a REMIC for federal income tax purposes as indicated in an Opinion of Counsel to be provided to the Trustee.

            Supplemental Distribution Date: If the Trustee has not received a distribution on or the Pooled Security Distribution Date Information with respect to, a Pooled Security by the Determination Time with respect to a Distribution Date (including for this purpose for the April 1, 1998 and May 4, 1998 Distribution Dates any Payment Transfer Amounts), the distribution allocable to such Pooled Security will not be made on the immediately following Distribution Date, but, if such distribution and such Pooled Security Distribution Date Statement are received by 3:00 p.m. on the fifth Business Day after such Determination Time, the Trustee will make the distribution on the sixth Business Day after the Determination Time. Each such date is referred to as a Supplemental Distribution Date.

            Supplemental Distribution Date Interest Distribution: With respect to any Supplemental Distribution Date, and for (i) each Class of Certificates (other than the Class X and Class PO Certificates), up to an amount, which when added to the interest distributed on each Class of Certificates on the immediately prior Distribution Date equals the amount of interest for the applicable Class that would have accrued at a Certificate Rate equal to the lesser of (x) 6.75% per annum and (y) the weighted average of the Pooled Security Interest Rates, during the Interest Accrual Period preceding the immediately prior Distribution Date on its Certificate Principal Balance, immediately prior to such Distribution Date and (ii) the Class X Certificates an amount equal to the excess of (x) all interest collections constituting Available Funds over (y) the amount of interest distributed pursuant to clause
(i) above.

            Tax Matters Person: The meaning specified in Section 5.02(b) and, initially, the holder of each Residual Certificate.

            Transfer Agreement: The Pooled Security Transfer Agreement dated as of March 26, 1998 among the Companies and the Seller relating to the Pooled Securities.

            Trustee: The Bank of New York, in its capacity as trustee, or its successor in interest.

            Trustee Fee: With respect to each month, a fee equal to 80% of all reinvestment income on amounts deposited into the Certificate Account from the 25th day of such month through the related Distribution Date or if there is to be a related Supplemental Distribution Date, through such Supplemental Distribution Date.

            Trust: The segregated pool of assets subject hereto, constituting the corpus of the trust created hereby and to be administered hereunder, consisting of:

            (i) the Pooled Securities;

            (ii) all amounts payable on the Pooled Securities following the Pooled Security Information Date pursuant to the Underlying Agreements;

            (iii) the Accounts and such funds or assets as are from time to time deposited therein;

            (iv) the Seller's rights under the Transfer Agreement; and

            (v) the income, payments and proceeds of each of the foregoing.

            Underlying Agreements: The agreements pursuant to which the related Pooled Securities were issued, as in effect on the Closing Date.

            Underlying Mortgage Loans: The Mortgage Loans in which a Pooled Security or Resecuritized Certificate evidences a beneficial ownership interest.

            Underlying Series: Each series of securities which includes one or more classes of Pooled Securities, as set forth on Schedule A hereto.

            Underlying Event of Default: An event of default under an Underlying Agreement.

                                   ARTICLE II

                      CONVEYANCE OF THE POOLED SECURITIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01. Conveyance of the Pooled Securities.

            (a) The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Trustee, in trust, for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Seller in and to (i) the Pooled Securities, (ii) the Transfer Agreement to the extent provided in Section 2.03A and (iii) all other assets constituting the Trust. Such assignment includes, without limitation, all amounts payable on the Pooled Securities pursuant to the Underlying Agreements following the Pooled Security Information Date or, with respect to Substitute Pooled Securities, following the date of substitution; provided that, to the extent an amount is withdrawn from the Payment Reserve Account and deposited in the Certificate Account to cover a payment with respect to a Pooled Security, the applicable Company shall be entitled to retain an equal amount from the amount received by it as record holder of such Pooled Security.

            (b) In connection with such transfer and assignment, and concurrently with its execution and delivery of this Agreement, or, with respect to Substitute Pooled Securities, on the date of substitution, the Seller shall Deliver the Pooled Securities to the Trustee, as trustee. To the extent available, the Seller also shall provide the Trustee no later than the Closing Date or, with respect to Substitute Pooled Securities, on the date of substitution, the offering documents with respect to each Pooled Security and the most recent Pooled Security Distribution Date Statement received by the Seller.

            (c) The transfer of the Pooled Securities and all other assets constituting the Trust is absolute and is intended by the parties hereto as a sale.

            (d) It is intended that the conveyances by the Seller to the Trustee of the Pooled Securities as provided for in this Section 2.01 be construed as a sale by the Seller to the Trustee of the Pooled Securities for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Pooled Securities by the Seller to the Trustee to secure a debt or other obligation of the Seller. However, in the event that the Pooled Securities are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Pooled Securities, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Seller to the Trustee of a security interest in all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Pooled Securities, (2) all amounts payable pursuant to the Pooled Securities in accordance with the terms thereof, (3) the rights of the Seller under the Transfer Agreement being transferred to the Trustee and (4) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held in the Accounts, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any agent of the Trustee of such items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            (e) The Seller and the Trustee, at the direction of the Seller or the Majority Certificateholders, and at the expense of the Companies, shall, to the extent consistent with this Agreement, take such reasonable actions as may be determined to be necessary to ensure that, if this Agreement were deemed to create a security interest in the Pooled Securities, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

            (f) The Companies agree to provide to the Trustee promptly following receipt copies of each Pooled Security Distribution Date Statement received by them as the prior record holders of the Pooled Securities.

            Section 2.02. Acceptance of Trust by Trustee; Initial Issuance of
                          Certificates

            The Trustee acknowledges (i) the receipt by it of the Pooled Securities, in good faith and without notice of any adverse claim, (ii) the receipt by it of $5,115.31 for deposit into the Accrued Interest Account and $7,437,256.11 for deposit into the Payment Reserve Account, and (iii) the assignment to it of all other assets included in the Trust and declares that it holds and will hold the Pooled Securities and all other assets included in the Trust in trust for the exclusive use and benefit of all present and future Certificateholders (except also for its benefit in the case of the portion of investment income on funds in the Certificate Account to which it is entitled hereunder as the Trustee Fee) in accordance with the terms of this Agreement. Concurrently with such transfer, delivery and assignment and in exchange therefor, pursuant to the written request of the Seller executed by an officer of the Seller, the Trustee has executed and caused to be countersigned and delivered to or upon the order of the Seller, the Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust. The Seller agrees to promptly provide to the Trustee copies of the offering documents with respect to the Pooled Securities and the February 1998 and to the extent available, March 1998 Pooled Security Distribution Date Statements.

            The Trustee shall, within three Business Days of the Closing Date or, with respect to Substitute Pooled Securities, within three Business Days of the date of substitution, Deliver to the applicable trustee for reregistration in the name of the Trustee, as trustee hereunder, each Pooled Security delivered to it in physical form along with all documents required to effect a transfer to the Trustee.

            Until the Trust is terminated in accordance with Section 7.01, except as provided herein, the Trustee shall not assign, sell, dispose of or transfer any interest in the Pooled Securities or any other asset constituting the Trust or permit the Pooled Securities or any other asset constituting the Trust to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.

            Section 2.03. Representations and Warranties of the Seller and the
                          Trustee.

            (a) The Seller hereby represents and warrants to the Trustee and for the benefit of the Certificateholders, that:

                  (i) The Seller is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Delaware, and the Seller is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii) The execution and delivery of this Agreement by the
            Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Seller has the full right, power and authority to enter into and consummate all transactions contemplated by this Agreement, including but not limited to selling the Pooled Securities to the Trustee, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller;

                  (vi) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller;

                  (vii) The Seller was, immediately prior to the transfer of the
            Pooled Securities to the Trustee, the sole owner thereof free and clear of any lien, pledge, charge or encumbrance of any kind created by the Seller (except any lien created by this Agreement);

                  (viii) The Seller acquired the Pooled Securities in good faith without notice of any adverse claim, lien, charge, encumbrance or security interest (including without limitation, federal tax liens or liens arising under ERISA);

                  (ix) The Seller has not assigned any interest in the Pooled
            Securities or any distributions thereon, except as contemplated herein; and

                  (x) The Trustee, in its capacity as a Pooled Securityholder, will be entitled to distributions under the Underlying Agreements equal to all distributions of interest and principal made on the Pooled Securities on or after March 25, 1998.

            (b) The Trustee hereby represents and warrants to the Seller and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is a banking corporation, duly organized and validly existing under the laws of the State of New York;

                  (ii) The execution and delivery of this Agreement by the
            Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational certificate or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, New York State or New York City governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

                  (vii) The Pooled Securities in physical form are or will be registered in the name of the Trustee as trustee hereunder, the Trustee having all required documentation to cause the record transfer to its name of any such Pooled Securities which have not as yet been transferred of record; the Pooled Securities in book entry form are recorded on the books of The Bank of New York as financial intermediary on behalf of the Trustee; the information relating to the Pooled Securities set forth on Schedule A hereto conforms to information set forth on the face of the Pooled Securities and the most recent Pooled Security Distribution Date Statements, as applicable; the Trustee has acquired the Pooled Securities on behalf of the Certificateholders from the Seller in good faith, for value, and, to the best of the Trustee's knowledge, without notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA); it has not and will not, in any capacity, assert any claim or interest in the Pooled Securities and will hold such Pooled Securities and the proceeds thereof in trust pursuant to the terms of this Agreement; and it has not encumbered or transferred its right, title or interest in the Pooled Securities.

            Section 2.03A. Assignment of Interest in Transfer Agreement; Cure or Repurchase Obligations.

            (a) The Seller hereby assigns to the Trustee, on behalf of the Trust, all of its right, title and interest in the Transfer Agreement (but none of its obligations) insofar as such contract relates to the obligation of the Companies to make additional deposits to the Payment Reserve Account under certain circumstances, the representations and warranties set forth in Exhibit N hereto and the remedies for breach thereof (including the substitution and repurchase obligations of the Companies); provided that the obligations of the Companies to cure, substitute for, or repurchase a Pooled Security shall be the Trustee's and the Certificateholder's sole remedy for any breach thereof. At the request of the Trustee and at the expense of the Trust, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the

Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

            (b) Upon discovery by either party hereto of a breach of any of the representations and warranties set forth in Exhibit N hereto or Section 4 of the Transfer Agreement which materially and adversely affects the interests of the Certificateholders the party discovering such breach will give prompt written notice thereof to the other party hereto and to the applicable Company. Within thirty (30) days of the earlier of either discovery by or notice to the applicable Company of any breach of a representation or warranty contained in Exhibit N hereto or Section 4 of the Transfer Agreement that materially and adversely affects the interests of the Certificateholders the Seller shall use its best efforts promptly to cause the applicable Company to cure such breach in all material respects and, if such breach cannot be cured, the applicable Company shall repurchase each Pooled Security affected by the breach, at the Repurchase Price; provided that the applicable Company shall alternatively at its option substitute one or more Substitute Pooled Securities for the Pooled Security affected by the breach pursuant to Section 2.04. If a Company is to repurchase Pooled Securities, the Trustee shall promptly determine the Repurchase Price in accordance with the definition thereof. Repurchase of any of the Pooled Securities pursuant to the foregoing provisions of this Section 2.03A(b) shall be accomplished by (i) deposit in the Certificate Account on the Business Day prior to the next succeeding Distribution Date of the amount of the Repurchase Price and (ii) amending Schedule A hereto to remove the related Deleted Pooled Securities.

            Section 2.04. Substitution of Pooled Securities. Notwithstanding anything to the contrary in this Agreement, in lieu of repurchasing a Pooled Security pursuant to Section 2.03A(b), the applicable Company may, no later than the date by which such repurchase would otherwise be required, tender to the Trustee one or more Substitute Pooled Securities accompanied by a certificate of an officer of the applicable Company that each of such Substitute Pooled Securities conforms to the requirements set forth in the definition of "Substitute Pooled Security;" provided, however, that substitution pursuant to this Section 2.04 in lieu of repurchase shall not be permitted after the termination of the two-year period beginning on the Closing Date. The Trustee shall accept any such Substitute Pooled Security, which shall thereafter be deemed to be a Pooled Security hereunder. In the event of such a substitution, payments received on the Substitute Pooled Security for the month in which the substitution occurs shall be the property of the applicable Company and payments received on the Deleted Pooled Securities during such month shall be the property of the Trust. Upon acceptance of any Substitute Pooled Security, the Trustee shall release to the applicable Company and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the applicable Company title to and rights under the related Deleted Pooled Security released pursuant to this Section
2.04. The applicable Company shall deliver the documents related to any Substitute Pooled Security in accordance with the provisions of Section 2.01. The representations and warranties set forth in Exhibit N concerning the Pooled Securities shall be deemed to have been made by the applicable Company with respect to each Substitute Pooled Security as of the date of acceptance of such Substitute Pooled Security by the Trustee. On or prior to the date of substitution, the Trustee shall amend Schedule A hereto, to reflect such substitution and shall provide a copy of such amended Schedule to the Seller and the Rating Agency.

                                   ARTICLE III

                    ADMINISTRATION OF THE POOLED SECURITIES;
                   PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

            Section 3.01. Administration of the Trust and the Pooled Securities.

            (a) If at any time the Trustee, as a holder of a Pooled Security, is requested in such capacity, whether by a Certificateholder, a holder of a certificate of an Underlying Series or a party to the related Underlying Agreement or any other Person, to take any action or to give any consent, approval or waiver, including without limitation in connection with the servicing and administration of Acquired Mortgage Assets, an amendment of any Underlying Agreement or the occurrence of an Underlying Event of Default, the Trustee shall promptly notify the Seller and all of the holders of the Certificates of such request and shall, in its capacity as a holder of Pooled Securities, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as the Majority Certificateholders shall direct in writing. The Trustee shall promptly furnish to the Seller and, upon the written request and at the expense of a Certificateholder, such Certificateholder, and will make available to each Certificateholder, all notices, statements, reports or other information that it receives as holder of the Pooled Securities, including without limitation information regarding the Underlying Mortgage Loans and any Acquired Mortgage Assets.

            Section 3.02. Collection of Monies.

            (a) In connection with its receipt of any distribution on the Pooled Securities on any Pooled Security Distribution Date (or such later date on which the Trustee shall receive the related Pooled Security Distribution Date Statement), the Trustee shall review each related Pooled Security Distribution Date Statement delivered to it and shall confirm that the aggregate amount of such distribution received is consistent with the information contained therein (it being understood that the Trustee shall be entitled to rely on the accuracy and correctness of the information set forth on such statements).

            If the Trustee shall gain actual knowledge of any Underlying Event of Default, the Trustee shall promptly notify the Certificateholders and the Seller of such occurrence and such parties shall proceed in accordance with the terms and conditions of Section 3.01.

            (b) If a Responsible Officer of the Trustee receives a Notice of Final Distribution in respect of any of the Pooled Securities, the Trustee shall present and surrender any related Pooled Securities which are in certificated form for final payment thereon in accordance with the terms and conditions of the related Underlying Agreement and such notice. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentation and surrender of such Pooled Securities for distribution in accordance with Section 3.05 hereof on the next succeeding Distribution Date.

            Section 3.03. Establishment of the Accounts; Deposits Therein.

            (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more interest bearing accounts (collectively, the "Certificate Account"), each of which shall be an Eligible Account, entitled "The Bank of New York, as trustee for the registered holders of Bear Stearns Mortgage Securities Inc. Pass-Through Certificates, Series 1998-2," held in trust by the Trustee for the benefit of the Certificateholders. The Trustee shall cause all distributions received on the Pooled Securities by the Trustee in its capacity as holder of the Pooled Securities, from whatever source, and all amounts received by it representing payment of a Repurchase Price pursuant to Section 2.03(c) or 7.01(a)(i), subsequent to the Closing Date to be deposited directly into the Certificate Account. The Certificate Account is initially located at the Trustee. The Trustee shall give notice to the Seller and to Certificateholders of any new location of the Certificate Account prior to any change thereof.

            (b) In the event that payments in respect of the Pooled Securities are received by the Trustee prior to the related Distribution Date, the Trustee shall invest such funds deposited in the Certificate Account in one or more Permitted Investments held in the name of the Trustee and shall receive as compensation, that portion of investment income earned on such Permitted Investments that constitutes the Trustee Fee. The holder of the Class R-2 Certificate shall receive, on each Distribution Date and Supplemental Distribution Date, the remaining investment income. Notwithstanding the foregoing, no such Permitted Investment may mature later than the day before such related Distribution Date and Supplemental Distribution Date and no such investment shall be sold prior to its maturity date. The amount of any net losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Trustee out of its own funds immediately as realized.

            (c) The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more non-interest bearing accounts (collectively, the "Accrued Interest Account"), each of which shall be an Eligible Account, entitled "The Bank of New York, as trustee for the registered holders of Bear Stearns Mortgage Securities Inc. Pass-Through Certificates, Series 1998-2," held in trust by the Trustee for the benefit of the Certificateholders. The Accrued Interest Account is initially located at the Trustee. The Trustee shall give notice to the Seller and to Certificateholders of any new location of the Accrued Interest Account prior to any change thereof. On the Closing Date, the Seller shall cause the Companies to provide to the Trustee for deposit in the Accrued Interest Account $5,115.31. The Accrued Interest Account shall be held by the Trustee as an outside reserve fund and shall not be an asset of REMIC I or REMIC II.

            (d) The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more non-interest bearing accounts (collectively, the "Payment Reserve Account"), each of which shall be an Eligible Account, entitled "The Bank of New York, as trustee for the registered holders of Bear Stearns Mortgage Securities Inc. Pass-Through Certificates, Series 1998-2," held in trust by the Trustee for the benefit of the Certificateholders. The Payment Reserve Account is initially located at the Trustee. The Trustee shall give notice to the Seller and to Certificateholders of any new location of the Payment Reserve Account prior to any change thereof. On the Closing Date, the Seller shall cause the Companies to provide to the Trustee for deposit in the Payment Reserve Account $7,437,256.11. The Payment Reserve Account shall be held by the Trustee as an outside reserve fund and shall not be an asset of REMIC I or REMIC II.

            (e) The Trustee shall invest funds deposited in the Accrued Interest Reimbursement Account and the Payment Reserve Account in one or more Permitted Investments held in the name of the Trustee at the direction of SunAmerica Inc. Notwithstanding the foregoing, no such Permitted Investment may mature later than the day before a Distribution Date or Supplemental Distribution Date and no such investment shall be sold prior to its maturity date.

            (f) With respect to each Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

            Section 3.04. Permitted Withdrawals From the Accounts

            (a) The Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

                  (i) to make distributions in the amounts and in the manner provided for in Section 3.05;

                  (ii) to pay to the Person entitled thereto any amount
            deposited in the Certificate Account in error; and

                  (iii) to clear and terminate the Certificate Account upon the termination of this Agreement.

            (b) On each Distribution Date, the Trustee shall withdraw all funds from the Certificate Account and shall use such funds withdrawn from the Certificate Account only for the purposes described in this Section 3.04 and in
Section 3.05.

            (c) The Trustee shall withdraw funds from the Accrued Interest Account for the following purposes:

                  (i) on the May 4, 1998 Distribution Date, to deposit the
            Accrued Interest Reimbursement Amount in the Certificate Account;
            and

                  (ii) following the May 4, 1998 Distribution Date, to transfer the funds remaining in the Accrued Interest Account, in immediately available funds, to an account designated by SunAmerica Inc. and to clear and terminate the Accrued Interest Account.

            (d) The Trustee shall withdraw funds from the Payment Reserve Account for the following purposes:

                 (i) on each of the April 1, 1998 Distribution Date and the May
            4, 1998 Distribution Date and, if applicable, the related Supplemental Distribution Date to deposit the applicable Payment Transfer Amount in the Certificate Account; and

                 (ii) following the May 4, 1998 Distribution Date or, if there is one, the related Supplemental Distribution Date, to transfer the funds remaining in the Payment Reserve Account, in immediately available funds, to an account designated by SunAmerica Inc. and to clear and terminate the Payment Reserve Account.

           Section 3.05. Distributions.

            (a) (i) On each Distribution Date, the Trustee shall apply the Available Funds on deposit in the Certificate Account as of such Distribution Date in the following manner and order of priority:

                  (A) from investment income, the Trustee Fee to the Trustee as its fee pursuant to the Agreement, and the remaining investment income to the Holder of the Class R-2 Certificate;

                  (B) On the May 4, 1998 Distribution Date, from the Accrued Interest Reimbursement Amount, to the holders of each Class of Certificates, the pro rata portion of the Accrued Interest Reimbursement Amount on its Certificate Principal Balance or Notional Amount, as applicable, immediately prior to such Distribution Date;

                  (C) from amounts with respect to interest received on the Pooled Securities, to the Holders of each Class of Certificates as distributions of interest, an amount equal to interest for the applicable Class accrued at the applicable per annum Certificate Rate during the Interest Accrual Period preceding such Distribution Date on its Certificate Principal Balance or Notional Amount, as applicable, immediately prior to such Distribution Date;

                  (D) if there will not be a Supplemental Distribution Date, from amounts with respect to principal received on the Pooled Securities, any Class PO Principal Distribution to the Holders of the Class PO Certificates, until its Certificate Principal Balance has been reduced to zero and then to the Holder of the Class R-2 Certificate;

                  (E) from amounts with respect to principal received on the Pooled Securities, first to the Class R-1 and the Class R-2 Certificateholders, pro rata, until their respective Certificate Principal Balances have been reduced to zero and then to the holders of each remaining Class of Certificates other than the Class X and Class PO Certificates (in alphabetical order commencing with the Class A Certificates) as distributions of principal, an amount equal to the applicable Class Optimal Principal until the Certificate Principal Balance of the respective Class has been reduced to zero; and

                  (F) on the Distribution Date on which all Classes of Certificates, other than the Residual Certificates, have been paid in full, Available Funds, if any, remaining in the Certificate Account (other than investment income payable to the Trustee) after payment of interest and principal, as described above to Certificateholders of all such Classes will be distributed to the Holder of the Class R-2 Certificate.

                  (ii) On each Supplemental Distribution Date, the Trustee shall apply the Available Funds on deposit in the Certificate Account as of such Supplemental Distribution Date in the following manner and order of priority:

                  (A) from investment income, the Trustee Fee to the Trustee as its fee pursuant to the Agreement, and the remaining investment income to the holder of the Class R-2 Certificate;

                  (B) from amounts with respect to interest received on the Pooled Securities, to the Holders of each Class of Certificates as distributions of interest, the applicable Supplemental Distribution Date Interest Distribution;

                  (C) from amounts with respect to principal received on the Pooled Securities, any Class PO Principal Distribution, to the Holders of the Class PO Certificates, until its Certificate Principal Balance has been reduced to zero and then to the Holder of the Class R-2 Certificate; and

                  (D) from amounts with respect to principal received on the Pooled Securities, to the Holders of each remaining Class of Certificates other than the Class X and Class PO Certificates (in alphabetical order commencing with the Class A Certificates) as distributions of principal, an amount equal to the applicable Class Optimal Principal until the Certificate Principal Balance of the respective Class has been reduced to zero; and

                  (E) on the Supplemental Distribution Date on which all Classes of Certificates, other than the Residual Certificates, have been paid in full, Available Funds, if any, remaining in the Certificate Account (other than investment income payable to the Trustee) after payment of interest and principal, as described above to Certificateholders of all such Class will be distributed to the Holder of the Class R-2 Certificate.

If the Trustee has not received a distribution on, or the Pooled Security Distribution Date Information with respect to, the Pooled Securities by the Determination Time with respect to a Supplemental Distribution Date, such distribution will be made on the next succeeding Distribution Date, and no additional interest will be paid thereon. Similarly, if a distribution is made on a Supplemental Distribution Date rather than on a Distribution Date, no additional interest will be paid thereon.

            (b) All distributions made to Certificateholders of a Class pursuant to Section 3.05(a) on each Distribution Date or Supplemental Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based upon their respective Percentage Interests and, except in the case of the final distribution to the Certificateholders, shall be made to the Holders of record on the related Record Date. Distributions to any Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing (which wiring instructions may be in the form of a standing order applicable to all future Distribution Dates) no less than five Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the related Record Date) and is the registered owner of Certificates with an aggregate initial Certificate Principal Balance of not less than $1,000,000, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final distribution to each Certificateholder will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

            (c) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or the accrual of original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from payments to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            (d) The Trustee may conclusively rely on the information set forth in the Pooled Security Distribution Date Information in making the calculations called for in this Section 3.05, including, without limitation, the determinations of the interest and principal to be paid on each Class of Certificates. If the information available to the Trustee in any Pooled Security Distribution Date Information is insufficient to make the calculations provided for in this Section 3.05, the Trustee shall promptly request the underlying trustee with respect to the Pooled Securities to provide sufficient information in writing, and after receipt of such information the Trustee shall make on the following Distribution Date any necessary adjustments in the application of amounts in the Certificate Account. If such information is not received from such underlying trustee, the Trustee shall not be responsible for making any such adjustment.

            Section 3.06. Statements to Certificateholders

            (a) On each Distribution Date, the Trustee shall prepare, and shall forward by mail, a statement to each Certificateholder, the Seller and the Rating Agency stating:

                  (i) the Available Funds for such Distribution Date separately stating available interest, and available principal;

                  (ii) the amount of interest being distributed on each Class of
            Certificates for such Distribution Date and the Certificate Rates constituted thereby;

                  (iii) the amount of reimbursement income distributed to the
            Class R-2 Certificate;

                  (iv) the amount of principal being distributed on each Class of Certificates (other than the Class X Certificates) for such Distribution Date separately listing the amount of Additional Principal paid to the most senior Class or Classes;

                  (v) the amount added to or subtracted from the Class Deferred
            Principal with respect to each Class of Certificates on such Distribution Date and the Class Deferred Principal with respect to each Class of Certificates immediately following such Distribution Date;

                  (vi) the Loss Amounts allocated to the most junior Class or
            Classes of Certificates on such Distribution Date and since the Closing Date;

                  (vii) the Certificate Principal Balances for each Class of
            Certificates before and after applying payments and allocating the Loss Amount on such Distribution Date;

                  (viii) the aggregate Pooled Security Principal Balances
            immediately following the second preceding Pooled Security Distribution Dates; and

                  (ix) the aggregate Pooled Security Principal Balance
            immediately following the immediately preceding Pooled Security Distribution Dates.

            In the case of the information furnished pursuant to clauses (ii) and (iv) above, the amounts shall also be expressed as a dollar amount per Single Certificate. The Trustee's responsibility for reporting the above information is limited to the availability, timeliness, and accuracy of the information set forth in the related Pooled Security Distribution Date Statements and any additional written information requested by the Trustee with respect to the Pooled Securities. If the Trustee receives any such additional information after preparing a statement required by this Section, the Trustee shall report the related adjustments in the statement prepared after receipt of such information.

            On each Supplemental Distribution Date, the Trustee will prepare, and will forward by mail, a statement to each Certificateholder, the Rating Agency and to the Seller stating (i) the same information provided with respect to Distribution Dates described above but with respect to the Supplemental Distribution Date and (ii) the aggregate of each such amount for both the Supplemental Distribution Date and the immediately preceding Distribution Date including the new Certificate Rates constituted by the amount of interest being distributed on each Class of Certificates for such Supplemental Distribution Date and the immediately preceding Distribution Date.

            (b) The Trustee shall prepare and deliver to Certificateholders, the Rating Agency and the Seller, based on and to the extent of the information so furnished to it in the Pooled Security Distribution Date Information, no later than five Business Days following each Distribution Date or if there will be a Supplemental Distribution Date following the Distribution Date, no later than three Business Days following the Supplemental Distribution Date, the following information:

                  (i) For each Pooled Security with an amount of monthly
            distribution to be included in the payment on the Certificates on the related Distribution Date or the Supplemental Distribution Date, and to the extent reported in the related Pooled Security Distribution Date Information:

                  (A) the Pooled Security Principal Balance of such Pooled Security before and after the related Pooled Security Distribution Date, which date shall be specified;

                  (B) the Pooled Security Interest Rate and interest shortfalls net of compensating interest expressed as a per annum rate borne by such Pooled Security with respect to the related Pooled Security Distribution Date;

                  (C) the amount of interest distributed on such Pooled Security on the related Pooled Security Distribution Date, as well as any amount by which the amount of interest scheduled to be distributed on such

                        Pooled Security on such Pooled Security Distribution Date exceeded the amount of interest actually distributed thereon;

                  (D) all Realized Losses incurred on the Underlying Mortgage Loans on the related Pooled Security Distribution Date, since the date of issuance of such Pooled Security and since the Mortgage Loan Information Date;

                  (E) all Realized Losses allocated to the Pooled Security on the related Pooled Security Distribution Date since the Mortgage Loan Information Date;

                  (F) the amount, aggregate principal balance and percentage of the Underlying Mortgage Loans that were (i) more than 30 but fewer than 60 days delinquent, (ii) more than 60 but fewer than 90 days delinquent, (iii) 90 days or more delinquent, (iv) in foreclosure, and (v) REO property, each as of the end of the reporting period to which the Pooled Security Distribution Date Statement delivered with respect to such Pooled Security as of the related Pooled Security Distribution Date;

                  (G) the amount of principal distributed on such Pooled Security on the related Pooled Security Distribution Date;

                  (H) the total amount distributed on such Pooled Security on the related Pooled Security Distribution Date; and

                  (I) the amount of any Pooled Security Credit Support remaining with respect to each Pooled Security on the related Pooled Security Distribution Date;

                  (ii) For all Underlying Mortgage Loans, an aggregate statement of delinquency statistics reporting all of the information specified in clause (i)(F) above in the aggregate for the related Pooled Security Distribution Date and each of the eleven prior reporting periods;

                  (iii) The number and aggregate Pooled Security Principal
            Balance of all of the Pooled Securities as of the respective related Pooled Security Distribution Date; and

                  (iv) The aggregate outstanding principal balance of the
            Underlying Mortgage Loans as reported on the related Pooled Security Distribution Date Statements.

            (c) The Trustee shall promptly notify the Seller of the receipt following a Distribution Date or Supplemental Distribution Date, as applicable, of any corrected Pooled Security Distribution Date Information with respect to a Pooled Security which results in a change in excess of $1,000. The Trustee shall consult with the Seller concerning such change and the Seller and the Trustee shall mutually agree on a course of action with respect thereto.

            (d) The Trustee promptly will furnish to the Seller, SunAmerica Inc. and upon the written request and at the expense of a Certificateholder, such Certificateholder and will make available to each Certificateholder, copies of any notices, statements, reports or other communications including, without limitation, the Pooled Security Distribution Date Statement, received by the Trustee in its capacity as a holder of Pooled Securities, with respect to the Pooled Securities related to the Certificates held by such Certificateholder. The Trustee shall furnish copies of all Pooled Security Distribution Date Statements to the Rating Agency promptly after its receipt of same. The Trustee may fulfill its obligations hereunder with respect to the distribution of the Pooled Security Distribution Date Statements by mailing the same together with the statements to Certificateholders required pursuant to the first paragraph of this Section 3.06.

            (e) On or before March 31st of each calendar year, commencing in 1999, the Trustee shall prepare and deliver by first class mail to the Seller and to each Person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

            (f) The Trustee shall be responsible for preparing, at its own expense, signing and filing, on behalf of the Trust, federal income tax and information returns with the Internal Revenue Service ("IRS") and New York income tax returns and/or (at the expense of the Trust) the returns of any other state taxing authority the necessity of filing of which shall have been notified and confirmed to the Trustee in writing either by the delivery of an Opinion of Counsel to such effect or by the delivery to the Trustee of a written notification to such effect by the taxing authority of any such state. The Seller shall provide the Trustee within 10 days of the Closing Date all information deemed necessary by the Trustee to fulfill its obligations under this paragraph. The Trustee shall furnish to each Certificateholder at the time required by law such information reports or returns as are required by applicable federal, state or local law with respect to the Trust to enable Certificateholders to prepare their tax returns and will furnish comparable information to the IRS and other taxing authorities as and when required by law to do so.

            Section 3.07. Access to Certain Documentation and . The Trustee shall provide to the Seller access to all reports, documents and records maintained by the Trustee in respect of its duties hereunder, such access being afforded without charge but only upon three Business Days' written request and during normal business hours at offices designated by the Trustee.

            Section 3.08. All calculations of the amounts to be distributed on any Distribution Date or Supplemental Distribution Date will be made by the Trustee in reliance on the information provided to it in the applicable Pooled Security Distribution Date Information and any additional written information requested by the Trustee with respect to the Pooled Securities. The Trustee shall promptly communicate the results of its calculations to the Seller and the Certificateholders (which obligation may be satisfied through the distribution of the statements required under Section 3.06).

            Section 3.09. REMIC-Related Covenants. For as long as either REMIC I or REMIC II shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of each such REMIC as a REMIC. In particular, the Trustee shall not other than with respect to a substitution pursuant to Section 2.04, accept any contribution to REMIC II after the Startup Day without receipt of a REMIC Opinion.

            Section 3.10. Allocation of Loss Amounts. On each Distribution Date and Supplemental Distribution Date, the Trustee shall determine the Loss Amounts and shall allocate it to the Certificates by reducing the Certificate Principal Balance of the Classes of Certificates other than the Class X and Class PO Certificates (in reverse alphabetical order commencing with the Class H Certificates) until the respective Certificate Principal Balances thereof are reduced to zero. Any Loss Amounts allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

                                   ARTICLE IV

                                THE CERTIFICATES

            Section 4.01. The Certificates.

            (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of March 27, 1998 (the "Depository Agreement"). Except with respect to the Individual Certificates, the Residual Certificates and as provided in Subsection 4.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of the Certificate Owners for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

            The Class H and Class PO Certificates are initially Physical Certificates. If at any time the Holders of all of the Class H or Class PO Certificates request that the Trustee cause such respective Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such respective Class for trading.

            All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (c) REMIC II will be evidenced by (x) the REMIC II Regular Certificates as described below, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-2 Certificate, which is hereby designated as the single "residual interest" in REMIC II. Principal and interest shall be payable to, and Realized Losses are allocable to, the REMIC II Regular Certificates in the same order and priority as payments are to be made on, and Realized Losses are allocable to, the Class of Certificates with the same alphabetical designation. The Classes of REMIC II Certificates shall have the following designations, initial principal amounts and pass-through rates:

        REMIC II
       Certificate           Original Certificate           Certificate
      Designations             Principal Balance               Rate
      ------------             -----------------              -----
           II A                $206,127,524.00                 (1)
           II B                  61,399,747.00                 (1)
           II C                  45,920,819.00                 (1)
           II D                  74,556,836.00                 (1)
           II E                  43,083,016.00                 (1)
           II F                  53,402,301.00                 (1)
           II G                  14,962,963.00                 (1)
           II H                  16,510,861.00                 (1)
           II X                 515,964,267.00*                (2)
          II PO                     $2,008,801                 (3)
          II R-1                       $100.00                 (1)
           R-2                         $100.00                 (1)

----------
* Notional Amount.

(1) These classes shall have the same interest rate as described in footnote 1 to the table in Subsection 4.01(d). The Class R-2 Certificate is also entitled to certain investment income as provided in Sections 3.05(a)(i) and 3.05(a)(ii).

(2) This Class shall have the same interest rate as described in footnote 2 to the table in Subsection 4.01(d).

(3) This Class shall have the same characteristics as described in footnote 3 to the table in Subsection 4.01(d).

            (d) The Classes of Certificates shall have the following designations, Original Certificate Principal Balances and Certificate Rates:

                             Original Certificate           Certificate
       Designation             Principal Balance               Rate
       -----------             -----------------               ----
            A                  $206,127,524.00                 (4)
            B                    61,399,747.00                 (1)
            C                    45,920,819.00                 (1)
            D                    74,556,836.00                 (1)
            E                    43,083,016.00                 (1)
            F                    53,402,301.00                 (1)
            G                    14,962,963.00                 (1)
            H                    16,510,861.00                 (1)
            X                   515,964,267.00*                (5)
            PO                   $2,008,801.00                 (6)
           R-1                         $100.00                 (1)

----------
* Notional Amount

(1) The lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information has been received by the Trustee by the Determination Time multiplied by twelve and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates (other than the Class PO Certificates).

(2) A fraction, expressed as a percentage, the numerator of which is the product of (A) the excess, if any, of (i) the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information has been received by the Trustee by the Determination Time, over (ii) the interest paid on such Distribution Date on all interest bearing Certificates other than the Class X Certificates and (B) twelve and the denominator of which is the Notional Amount.

(3) The Class PO Certificates are principal only Certificates and will not bear interest.

            (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest at the applicable Certificate Rate during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated based upon the respective Certificate Rate set forth above and the Certificate Principal Balance or Notional Amount of such Class applicable to such Distribution Date.

            (f) The Certificates shall be substantially in the forms set forth in Exhibit A through Exhibit L hereto. On original issuance, the Trustee shall sign, countersign and deliver them at the direction of the Seller. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

            (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $250,000 and in each case increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Original Certificate Principal Balance or Notional Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Original Certificate Principal Balance or Notional Amount of such Class. The Private Certificates will be issued in certificated fully-registered form in minimum denominations of $250,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Original Certificate Principal Balance of such Class. Each of the Class R-1 and Class R-2 Certificates shall be issued in certificated fully-registered form in the denomination of $100.00. If either of the Class H or Class PO Certificates becomes Global Certificates they shall be issued in fully registered form in minimum dollar denominations of $250,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each such Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Original Certificate Principal Balance of such Class. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Certificates other than the Private Certificates, the Certificate in the entire Original Certificate Principal Balance or Notional Amount of the Class and (ii) in the case of the Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Original Certificate Principal Balance of each such Class. The Certificates for all Classes of Book Entry

Certificates and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian.

            (h) The Closing Date is hereby designated as the "startup" day of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

            (i) For federal income tax purposes, REMIC I and REMIC II shall each have a tax year that is a calendar year and shall report income on an accrual basis.

            (j) The Trustee shall cause REMIC I and REMIC II each to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

            (k) The latest possible maturity date for each Class of Certificates is the May 2, 2030 Distribution Date.

            Section 4.02. Registration of Transfer and Exchange of
                          Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of a registrar (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. For so long as the Trustee acts as Certificate Registrar, its Corporate Trust Office shall constitute the offices of the Certificate Registrar maintained for such purposes. The Certificate Registrar may appoint, by a written instrument delivered to the Seller, any other bank or trust company in New York to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Seller and, if it is no longer the Certificate Registrar, the Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            Every Certificateholder agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) Subject to Subsection 4.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Percentage Interest, but bearing a different number.

            (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 4.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                  (i) The Trustee shall register the transfer of an Individual
            Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii) The Trustee shall register the transfer of any Individual
            Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

            (d) Subject to Subsection 4.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 4.02(d) and in accordance with the rules of the Depository:

                  (i) In the case of a beneficial interest in the Global
            Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 4.02(c)(ii).

                  (ii) In the case of a beneficial interest in a Class of Global
            Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 4.02(c)(i).

                  (iii) In the case of an Individual Certificate of a Class
            being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

            (e) Subject to Subsection 4.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 4.02(e) and in accordance with the rules of the Depository:

                  (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

            (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

            (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

            (h) Subject to the restrictions on transfer and exchange set forth in this Section 4.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

            (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, however, that no Certificate may be exchanged for new Certificates unless the original Percentage Interest represented by each such new Certificate (i) is at least $250,000 with respect to the Certificates other than the Class R-1 or Class R-2 Certificates, which shall each be $100.00, or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

            (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

            (m) The following legend shall be placed on each Class of Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IT IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12, 1995))
      AND IT

      REASONABLY BELIEVES, AS OF THE DATE OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

            Section 4.03. Mutilated, Destroyed, Lost or Stolen . If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) (except in the case of a mutilated Certificate) there is delivered to the Trustee and the Certificate Registrar such agreement, security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 4.04. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Seller, the Trustee, the Certificate Registrar and any agent of the Seller, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.05 and for all other purposes whatsoever, and neither the Seller, the Trustee, the Certificate Registrar nor any agent of the Seller, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            Section 4.05. Transfer Restrictions on Residual Certificates.

            (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 4.05(b)) (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 4.05(b).

            (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of the Residual Certificate, the proposed transferee (including the initial purchaser thereof) delivers to the Tax Matters Person, the Seller and the Trustee an affidavit in the form attached hereto as Exhibit L stating, among other things, that as of the date of such transfer (i) such transferee is not any of (A) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation all of whose activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of FHLMC) a majority of whose board of directors is not selected by the United States, or any state or political subdivision thereof), (B) any organization that is exempt from any tax imposed by Chapter 1 of Subtitle A of the Code, other than (x) a tax-exempt farmers' cooperative within the meaning of Section 521 of the Code or
(y) an organization that is subject to the tax imposed by section 511 of the Code on "unrelated business taxable income" or (C) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code) (any Person described in (A), (B), or (C) being referred to herein as a "Disqualified Organization") and that (ii) such transferee is not acquiring such Residual Certificate for the account of a Disqualified Organization. Neither the Tax Matters Person nor the Seller shall consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 4.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 4.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Seller or the Tax Matters Person shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 4.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Seller and the Trustee had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 4.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 4.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to a Disqualified Organization and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause either REMIC I or REMIC II to fail to qualify as a REMIC.

            (c) Unless the Tax Matters Person and the Seller shall have consented in writing (which consent may be withheld in the Tax Matters Person's or the Seller's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S.-person").

            (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust. In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by the Trustee, if such tax arises out of or results from a material breach by the Trustee of any of its obligations under this Agreement.

            Section 4.06. Restrictions on Transferability of Private
                          Certificates.

            (a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit M-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit M-2 hereto. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

            (b) Each Private Certificate shall bear a Securities Legend.

            Section 4.07. ERISA Restrictions.

            (a) No Class of Certificates may be acquired directly or indirectly by, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, ("Plan") unless such investor is an insurance company and the source of funds to be used by the investor to pay the purchase price of the Certificates is funds held by the investor in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") as published in 60 Fed. Reg. 35925 (July 12, 1995)) and the investor reasonably believes, as of the date of acquisition, the amount of reserves and liabilities for the general account contracts held by or on behalf of any Plan (and any other Plan of the same employer or its affiliates (as defined in Section V(a)(1) of PTCE 95-60)) or by the same employee organization) does not exceed 10% of the total reserve and liabilities of such general account plus surplus (such determination to be made in accordance with Section I(a) of PTCE 95-60). By acquiring a Private Certificate, the holder will be required to represent that it meets one of the requirements set forth in the immediately preceding sentence. Any such representation may be relied upon by the Trustee in providing any representation, certification or opinion of counsel required to be made to each Underlying Trustee with respect to the acquisition of such Pooled Securities by, or with the assets of, any Plan.

            (b) Any Person acquiring an interest in a Book-Entry Certificate or a Global Certificate by acquisition of such Certificate, shall be deemed to have represented to the Trustee that it meets the requirements of Section 4.07(a).

            (c) If any proposed transferee shall become a Holder of a Certificate in violation of these provisions, then the last preceding permitted transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such transfer of such Certificate. The Trustee shall be under no liability to any person for any registration or transfer of a Certificate that is not permitted or for making any payments due on such Certificate to the Holder or taking any other action with respect to such Holder under this Agreement. Any proposed transferee who becomes a Holder of a Certificate shall agree to indemnify (or, in the case of a Book-Entry Certificate, shall be deemed to agree to indemnify) the Seller, the Trustee, the servicers and the trustees with respect to the Pooled Securities and the Companies' against any loss, damage or penalty incurred as a result of the transfer of any Certificate to such purposed transferee in violation of such restrictions.

            Section 4.08. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Trustee will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Trustee shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                    ARTICLE V

                                   THE TRUSTEE

            Section 5.01. Duties of Trustee.

            (a) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible to determine, confirm or recalculate the accuracy or content of any such resolution, certificate or other instrument furnished to it pursuant to this Agreement including, without limitation, the Pooled Security Distribution Date Statements. Notwithstanding the foregoing, the Trustee shall use reasonable efforts to procure Pooled Security Distribution Date Information in a timely manner to permit distributions to be made on Distribution Dates. The Trustee shall notify the Certificateholders and the Rating Agency of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting of the party required to deliver the same, does not receive satisfactorily corrected documents or a satisfactory explanation regarding any such nonconformities.

            The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 3.01, 3.02, 3.06 and 7.01.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The duties and obligations of the Trustee shall be
            determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished by the proper party to the Trustee and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any
            action taken, suffered or omitted to be taken by it in good faith, in accordance with the direction of the Majority Certificateholders (or if such action or inaction relates to less than all of the Classes of Certificates then in accordance with the direction of the Majority Class Certificateholders of the applicable Class or Classes) in accordance with the terms of this Agreement, as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                  (v) The Trustee shall not be deemed to have notice of any
            Underlying Event of Default or other fact or circumstance upon the occurrence of which it may be required to take action hereunder unless a Responsible Officer of the Trustee has actual knowledge of such event, fact or circumstance or unless written notice of any such event is received by the Trustee at its Corporate Trust Office.

            Section 5.02. Federal Information Returns and Reports to
                          Certificateholders.

            (a) For Federal income tax purposes, the taxable year for each of REMIC I and REMIC II shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each of REMIC I and REMIC II on the accrual method of accounting.

            (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service federal tax information returns with respect to each of REMIC I and REMIC II, the Trust, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat each of REMIC I and REMIC II as a REMIC (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information or calculations contained in the Pooled Security Distribution Date Statements. The Holder of the Class R-1 Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.1.860F-4(d)) for REMIC I and the Holder of the

Class R-2 Certificate is hereby designated as the Tax Matters Person for REMIC
II. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Class R-1 Certificate with respect to REMIC I and any Holder of a Class R-2 Certificate with respect to REMIC II will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person during such time as the Trustee does not own any such respective Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of the applicable Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

            (c) The Trustee shall provide upon request such information as is required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 4.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 4.05(b) (or which is deemed by statute to be an entity with a disqualified member).

            (d) The Trustee shall prepare and file or cause to be filed any New York State income tax returns required with respect to each of REMIC I and REMIC II or the Trust and upon receipt of the notice and confirmation required by the terms of Section 3.06(e) to prepare and file or cause to be filed any tax returns required by any other states with respect to each of REMIC I and REMIC II or the Trust.

            Section 5.03. Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 5.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to the extent reasonable under the circumstances to examine the books, records and premises of such Person, personally or by agent or attorney;

                  (v) The Trustee shall not be liable for any action taken,
            suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

                  (vi) The Trustee may execute any of the trusts or powers
            hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the default or misconduct of any such agents or attorneys if selected with reasonable care.

            Section 5.04. Trustee Not Liable for Certificates or Pooled
                          Securities.

            The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee in Article II and the signature of the Trustee on each Certificate) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.03(b)) or of the Certificates (other than that the Certificates shall be duly and validly executed by it as Trustee and countersigned by it as Certificate Registrar) or of the Pooled Securities or any related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the assignment and delivery of the Pooled Securities.

            Section 5.05. Trustee May Own Certificates.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

            Section 5.06. Trustee's Fees; Indemnification of the Trustee.

            (a) The Trustee shall withdraw the Trustee Fee, as compensation, from the Certificate Account as provided in Section 3.05 hereof.

            (b) Subject to the provisions of this paragraph, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees and expenses, damages, judgments, amounts paid in settlement and out-of-pocket expenses) arising out of, or incurred in connection with, the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 5.06(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing routine administrative duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein.

            The provisions of this Section 5.06(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            Section 5.07. Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a trust company or banking institution organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 (or shall be a member of a bank holding system, the combined capital and surplus of which is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such trust company or banking institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital, surplus and undivided profits of such trust company or banking institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act and shall in no event be an Affiliate of the Seller or of any Person involved in the organization or operation of the Seller. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 5.08.

            Section 5.08. Resignation and Removal of the Trustee.

            (a) The Trustee may upon 30 days' notice resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller and the Certificateholders. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.07 and shall fail to resign after written request therefor by the Seller, the Majority Certificateholders or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (c) The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. All reasonable out-of-pocket costs and expenses incurred in connection with such removal and replacement of the Trustee, including without limitation, reasonable attorneys fees and expenses, shall be borne by the party requesting such action.

            (d) Notwithstanding anything to the contrary contained herein, (i) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section
5.09 and (ii) no entity may be appointed as a successor trustee if such appointment would result in a withdrawal or downgrading of any then current rating assigned to the Certificates by the Rating Agency.

            (e) No co-trustee or separate Trustee hereunder shall be liable by reason of any act or omission of the Trustee or any other such trustee hereunder, and the Trustee shall not be liable by reason of any act or omission of any co-trustee or separate trustee.

            Section 5.09. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 5.08 shall execute, acknowledge and deliver to the Seller, the Certificateholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and the appointment of such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall Deliver to the successor trustee the Pooled Securities and related documents and statements held by it hereunder, and the Seller, the Trustee and the predecessor trustee shall execute and deliver such instruments and do such other things as may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.07.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Seller shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register. If the Seller fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Seller.

            Section 5.10. Merger or Consolidation of Trustee.

            Any trust company or banking institution into which the Trustee may be merged or converted or with which it may be consolidated or any trust company or banking institution resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any trust company or banking institution succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such trust company or banking institution shall be eligible under the provisions of Section 5.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Seller and to the Certificateholders at their address as shown in the Certificate Register.

            Section 5.11. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 5.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.07 hereunder; provided, that if the co-trustee or separate trustee does not meet such eligibility standards, the Trustee shall remain liable for its actions hereunder, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.09 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 5.11 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed jointly by the Trustee and such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE VI

                                   THE SELLER

            Section 6.01. Liability of the Seller.

            The Seller shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Seller herein.

            Section 6.02. Merger, Consolidation or Conversion of the Seller.

            Subject to the following paragraph, the Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Certificates and to perform its duties under this Agreement.

            The Seller may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 6.03. Limitation on Liability of the Seller and Others.

            Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Provided that such action is not related to its representations made in or its duties under this Agreement, the Seller shall not be under any obligation to appear in, prosecute or defend any action or proceeding unless such action in its opinion does not involve it in any expense or liability.

                                   ARTICLE VII

                                   TERMINATION

            Section 7.01. Termination.

            (a) Subject to Section 7.02, the respective obligations and responsibilities of the Seller and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon: (i) the repurchase by or at the direction of the Seller or its designee of all Pooled Securities remaining in the Trust at a price equal to the Repurchase Price; or (ii) the payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder on the Final Distribution Date following receipt of the final distribution to be made on the Pooled Securities; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            (b) The right of the Seller or its designee to repurchase all Pooled Securities pursuant to Subsection 7.01(a)(i) above shall be exercisable only if the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of either REMIC I or REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, the Seller may elect to terminate the Trust at any time, and upon such election, the Seller or its designee shall repurchase all the Pooled Securities.

            (c) The Trustee shall, in accordance with Section 8.05, give a Notice of Final Distribution to the Certificateholders, the Seller and the Rating Agency as soon as practicable of the Distribution Date on which the Trustee anticipates that the final distribution will be made on the applicable Class of Certificates, which notice shall:

                  (i) specify the Distribution Date on which the final
            distribution is anticipated to be made to such Certificateholders;

                  (ii) specify the amount of any such final distribution, if known; and

                  (iii) state that the final distribution to such
            Certificateholders will be made only upon presentment and surrender of the applicable Certificates at the office of the Trustee therein specified.

If the Trust is not terminated on the anticipated Distribution Date for any reason, the Trustee shall promptly mail notice thereof to each Certificateholder, the Seller and to the Rating Agency.

            (d) If the option of the Seller to repurchase or cause the repurchase of all Pooled Securities under Subsection 7.01(a)(i) above is exercised, the Seller and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Repurchase Price for the Pooled Securities being purchased by it and all property acquired with respect to such Pooled Securities remaining in the Trust. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the Certificateholders (other than the holder of the Class R-2 Certificate) on such Distribution Date but for such repurchase, (ii) the Certificate Principal Balance and any accrued but unpaid interest at the applicable Certificate Rate to the Certificateholders of each Class (other than the Class PO Certificates), and (iii) the remainder to the Class R-2 Certificateholder. If the Available Funds are not sufficient to pay all of the related Certificates (other than the Class PO Certificates) in full, any such deficiency will be allocated to the outstanding Class or Classes of Certificates (other than the Class PO Certificates) in reverse alphabetical order commencing with the Class H Certificates. Upon deposit of the required Repurchase Price and following such final Distribution Date, the Trustee shall promptly deliver in the same manner as provided in the definition of Deliver to the Seller and/or its designee, as the case may be, the remaining Pooled Securities, and the Certificate Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 7.01(f).

            (e) In the event that this Agreement is terminated under Subsection 7.01(a)(ii) above, upon presentment and surrender of the Certificates by the Certificateholders of each Class on the applicable Final Distribution Date, the Trustee shall distribute to the Certificateholders the amounts otherwise distributable on such Distribution Date pursuant to Section 3.05(a). Any funds not distributed on the Final Distribution Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders. The Trust shall terminate upon the Final Distribution Date with respect to the last Class of Certificates outstanding.

            (f) If any Certificates of a Class as to which Notice of Final Distribution has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders of such Class, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any such Certificate shall not have been surrendered for cancellation, the Trustee shall directly or through an agent, take reasonable steps to contact the remaining such Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall segregate all amounts distributable to the Holders thereof and shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 7.01.

            Section 7.02. Additional Termination Requirements.

            (a) If the option of the Seller to repurchase all the Pooled Securities under Subsection 7.01(a)(i) above is exercised, the Trust and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel by the Seller to the effect that the failure of the Trust to comply with the requirements of this Section 7.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on either REMIC I or REMIC II or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of the Trust and each of REMIC I and II provided to it by the Seller meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) at or after the time of adoption of such a plan of
            complete liquidation and at or prior to the final Distribution Date, the Trustee shall, at the expense of the Seller, sell for cash all of the assets of the Trust to or at the direction of the Seller; and

                  (iii) at the time of the making of the final payment on the
            Certificates, the Trustee shall distribute or credit from the Certificate Account (or cause to be distributed or credited) (i) to the Certificateholders, other than the holder of the Class R-2 Certificate, the respective Certificate Principal Balances of the Certificates plus 30 days' interest thereon at the applicable Certificate Rate, and (ii) to the Class R-2 Certificateholder, all cash on hand from the Certificate Account (other than cash retained to meet claims); and the Trust and each of REMIC I and REMIC II shall terminate at such time.

            (b) By their acceptance of the Residual Certificates, the holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of REMIC I and REMIC II.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

            Section 8.01. Amendment.

            (a) This Agreement may be amended from time to time by the Seller and the Trustee, without the prior consent of any Certificateholder:

                  (i) to cure any ambiguity or mistake;

                  (ii) to correct or supplement any provisions herein, which may be inconsistent with any other provisions herein;

                  (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the existing provisions of this Agreement;

                  (iv) to make such modifications as may be permitted or
            required hereunder in connection with a repurchase or substitution of a Pooled Security pursuant to Section 2.03A(b) or 2.04 hereof; and

                  (v) to modify, eliminate or add any provision to such extent as may be necessary to maintain the qualification of REMIC I or REMIC II as a REMIC;

provided that such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee (the expense of which shall be paid for by the Seller), in the case of Clauses (i) through (iv), shall not adversely affect in any material respect the interests of any Certificateholder and in the case of Clause (v), shall be necessary or helpful to maintain such qualification.

            (b) This Agreement may also be amended from time to time by the Seller and the Trustee with the prior written consent of the Majority Certificateholders (or if less than all the Classes are affected thereby, by the Majority Class Certificateholders of the Class or Classes affected thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate;

                  (ii) modify the provisions of this Section 8.01 without the consent of the Holders of all Certificates; or

                  (iii) be made unless and until the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking such amendment but in no event at the expense of the Trust) to the effect that such amendment shall not cause either REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes.

Notwithstanding any other provision of this Agreement, for the purposes of the giving or withholding of consents pursuant to this Section 8.01(b), Certificates registered in the name of or held for the benefit of the Seller or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Certificates.

            (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (d) In executing any amendment to this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

            Section 8.02. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 8.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Seller a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also the Majority Certificateholders (or in the event that such action or proceeding relates to less than all of the Classes, the Majority Class Certificateholders of the related Class or Classes) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. For the prosecution and enforcement of the rights granted under this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 8.04. Governing Law.

            THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PROVISIONS OF SUCH STATE), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THE

CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 8.05. Notices.

            All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Seller, Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department, or such other address as may hereafter be furnished to the Trustee in writing by the Seller; (b) in the case of the Trustee, The Bank of New York, 101 Barclay Street 12E, New York, New York 10286 Attention: Mortgage Backed Securities, or such other address as may hereafter be furnished to the Seller in writing by the Trustee; and (c) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Monitoring.

            Section 8.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 8.07. Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

            Section 8.08. Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 8.09. Notices to Rating Agency.

            The Trustee shall notify the Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clauses (a), (b), (d) or (f) below or provide a copy to the Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of each of the statements described in clauses (c) and (e) below:

            (a)   a material change or amendment to this Agreement,

            (b) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

            (c) the monthly distribution statements required to be delivered to the Certificateholders pursuant to Section 3.06 with respect to a Distribution Date and a Supplemental Distribution Date,

            (d) the non-conformance of any documents pursuant to Section
5.01(a),

            (e) the Notice of Final Distribution required to be delivered pursuant to Section 7.01(b), and

            (f) a change in the location of the Certificate Account.

The Seller shall notify the Rating Agency of any change in its identity.

            Section 8.10. Intent of Parties. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

            8.11. Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 8.11.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 4.02 made on a Certificate presented in accordance with
Section 4.04) shall be proved
by the Certificate Register, and neither the Trustee, the Seller nor any successor to any such parties shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

            (e) In determining whether the Holders of the requisite Percentage Interests of Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Seller or any Affiliate thereof shall be disregarded except as otherwise provided in
Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Seller or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Seller.

            IN WITNESS WHEREOF, the Seller and the Trustee have caused their names to be signed hereto by their respective duly authorized officers, all as of the day and year first above written.

                        BEAR STEARNS MORTGAGE SECURITIES INC., as Seller


                        By: /s/ Joseph T. Jurkowski, Jr.
                            ----------------------------
                            Name:  Joseph T. Jurkowski, Jr
                            Title:


                        THE BANK OF NEW YORK, as Trustee


                        By: /s/ Franklin Austin
                            -----------------------
                            Name:  Franklin B. Austin
                            Title:  Assistant Vice President

Acknowledged and Agreed as to Sections 2.01(e), 2.01(f), 2.03A(b), 2.04 and 3.04(c)(ii) and (d)(ii):

SUNAMERICA INC.


By: /s/ Simonetta Raineri
    -------------------------
    Name:  Simonetta Raineri
    Title:  Authorized Agent


SUNAMERICA LIFE INSURANCE COMPANY


By: /s/ Simonetta Raineri
    -------------------------
    Name:  Simonetta Raineri
    Title:  Authorized Agent


ANCHOR NATIONAL LIFE INSURANCE COMPANY


By: /s/ Simonetta Raineri
    -------------------------
    Name:  Simonetta Raineri
    Title:  Authorized Agent

CALAMERICA LIFE INSURANCE COMPANY


By: /s/ Simonetta Raineri
    -------------------------
    Name:  Simonetta Raineri
    Title:  Authorized Agent

STATE OF NEW YORK      )
                       )  ss:
COUNTY OF NEW YORK     )

            On the 30th day of March, 1998 before me, a notary public in and for said State, personally appeared before me Joseph T. Jurkowski, Jr., known to me to be the Vice President of Bear Stearns Mortgage Securities Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   -----------------------------
                                            Notary Public

[Notarial Seal]                                 Commission Expires:

STATE OF NEW YORK      )
                       )  ss:
COUNTY OF NEW YORK     )

           On the 30th day of March, 1998 before me, a notary public in and for said State, personally appeared Franklyn Austin known to me to be a Trust Officer of The Bank of New York, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   -----------------------------
                                            Notary Public

[Notarial Seal]                                 Commission Expires:

                                                 SCHEDULE A

                                             POOLED SECURITIES

                                                                      SCHEDULE A
                                             Pooled Securities
                                             =================

====================================================================================================================================
                                       Gross       %          Net     Stated Amount   Book Entry  Estimated    Estimated
 Pooled                               Original   Owned By   Original  (As of Pooled      or        March         April
Security  Shelf Series  Des  Company  Balance   SunAmerica  Balance   Sec. Info. Date) Physical  Distribution  Distribution  CUSIP #
====================================================================================================================================

                                                                       Exhibit A

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. A-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           A
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                    PASS-THROUGH CERTIFICATES, SERIES 1998-2

      This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Majority Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like Class and aggregate Percentage Interest will be issued to the designated transferee.

      The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

      The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments and to send certain notices to Certificateholders as set forth in the Agreement) shall terminate upon (i) the optional repurchase by the party named in the Agreement of all the Pooled Securities in accordance with the terms of the Agreement, or (ii) the payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them under the Agreement on the Final Distribution Date following the final distribution to be made on the Pooled Securities. Such optional repurchase may be made only on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of either REMIC I or REMIC II has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
 (Please print or typewrite name and address including postal zip code assignee)

the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                           _____________________________________
                                           Signature by or on behalf of assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________________________

________________________________________________________________________________

for  the account of_____________________________________________________________

account number_____________, or, if mailed by check to__________________________

________________________________________________________________________________

Applicable statements should be mailed to ______________________________________

________________________________________________________________________________

This information is provided by_________________________________________________

the assignee named above, or____________________________________________________

as its agent.

                                                                       EXHIBIT B

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. B-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           B
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       EXHIBIT C

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. C-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           C
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       Exhibit D

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. D-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           D
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

     Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       Exhibit E

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. E-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           E
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       Exhibit F

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. F-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           F
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       Exhibit G

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. G-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           G
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       Exhibit H

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) IF REQUESTED BY THE TRUSTEE AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. H-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           H
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT       Morgan Stanley & Co. International Limited

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       Exhibit I

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) IF REQUESTED BY THE TRUSTEE AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL DECREASE BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS THEN CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. PO-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           PO
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  None                      Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Class PO Certificates are entitled to receive the Class PO Principal Distribution on each Distribution Date or Supplemental Distribution Date, as applicable; provided that, if there may be a Supplemental Distribution Date, such payments on the Class PO Certificates will be made only on such Supplemental Distribution Date and calculated on an aggregate basis.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       EXHIBIT J

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED AS THE POOLED SECURITY PRINCIPAL BALANCE OF THE POOLED SECURITIES DECREASES. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE POOLED SECURITIES.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. X-

       evidencing a beneficial interest in a Trust consisting primarily of
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           X
Assumed Final Distribution Date  :  May 2, 2030               Original Notional Amount
                                                              of this Certificate
                                                              ("Denomination")               :           $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Notional Amount                :           $

THIS CERTIFIES THAT       Cede & Co.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Class X Certificates are interest only securities and are not entitled to distributions of principal. The Class X Certificates will be deemed to have a "Notional Amount" equal to the sum of the Pooled Security Principal Balances of all of the Pooled Securities and will be entitled to receive interest thereon on each monthly Distribution Date at the per annum rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (A) the excess, if any, of (i) the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described herein, exclusive of any Excess Amounts received over (ii) the interest paid on such Distribution Date on all Certificates other than the Class X Certificates, and (B) twelve and the denominator of which is the Notional Amount. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance and/or initial aggregate Notional Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       EXHIBIT K

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN SECTION 860E(e)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND
(B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDER OF THE RESIDUAL CERTIFICATE BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF IT HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 4.05(c) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF THE BANK OF NEW YORK, ACTING FOR THE TAX MATTERS PERSON.

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60). WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. R-1-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           R-1
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :                $
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :                $

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. The holder of this Certificate is also entitled to receive any remaining assets of the Trust after all other Classes of Certificates have been paid in full. R-2]

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       EXHIBIT L

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN SECTION 860E(e)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND
(B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDER OF THE RESIDUAL CERTIFICATE BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF IT HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 4.05(c) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF THE BANK OF NEW YORK, ACTING FOR THE TAX MATTERS PERSON.

      THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12,
1995)) AND IT REASONABLY BELIEVES, AS OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN
SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

No. R-2-

     evidencing a beneficial interest in a Trust consisting primarily of the
                  Pooled Securities (as defined below) sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                                                                        CUSIP No.

First Distribution Date          :  April 1, 1998             Class                          :           R-2
Assumed Final Distribution Date  :  May 2, 2030               Original Certificate Principal
                                                              Balance of this Certificate
                                                              ("Denomination")               :           $100.00
Certificate Rate                 :  Variable                  Approximate Class Original
                                                              Certificate Principal Balance  :           $100.00

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust"), the assets of which consist of a pool of 96 classes of mortgage backed securities (the "Pooled Securities"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations ("Mortgage Loans") or (ii) mortgage certificates representing interests in 48 trusts or trust estates, the assets of which consist primarily of Mortgage Loans sold by Bear Stearns Mortgage Securities Inc. (the "Seller") to the Trust. The Pooled Securities were sold to the Seller by SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries. The Trust was created pursuant to the Pooling Agreement dated as of March 1, 1998 (the "Agreement"), by and between the Seller, as seller and The Bank of New York, as trustee (the "Trustee") a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      The Holder of this Certificate will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate equal to the lesser of (x) 6.75% and (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described in the Agreement, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. The holder of this Certificate is also entitled to receive any remaining assets of the Trust after all other Classes of Certificates have been paid in full. R-2]

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Certificate Principal Balance of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                             THE BANK OF NEW YORK,
Countersigned:                               Not in its individual capacity but
                                             solely as Trustee

By: ________________________________
Authorized signatory of The Bank of
New York not in its individual capacity
but solely as Trustee                        By: _____________________________
                                                 AUTHORIZED OFFICER

                                                                       EXHIBIT M

                                               Affidavit pursuant to
                                               Section 860E(e)(4) of
                                               the Internal Revenue
                                               Code of 1986, as
                                               amended, and for
                                               other purposes

STATE OF               )
                       ) ss:
COUNTY OF              )

           [NAME OF OFFICER], being first duly sworn, deposes and says:

      1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ________] [the United States], on behalf of which he makes this affidavit.

      2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended, and will not be a disqualified organization as of the date of acquisition of the Residual Certificate (as defined below); (ii) it is not acquiring the Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1998-2, [Class R-1][Class R-2] Certificate (the "Residual Certificate") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Mortgage Securities Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificate will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

      3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

      4. That the Investor's taxpayer identification number is ___________.

      5. That no purpose of the acquisition of the Residual Certificate is to avoid or impede the assessment or collection of tax.

      6. That the Investor understands that, as the holder of the Residual Certificate, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificate.

      7. That the Investor intends to pay taxes associated with holding the Residual Certificate as they become due.

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of
Officer] this day of                , 199_.

                                         [NAME OF INVESTOR]

                                         By:____________________________
                                         [Name of Officer]
                                         [Title of Officer]
                                         [Address of Investor for
                                         receipt of distributions]

                                         Address of Investor for receipt of tax
                                         information:

      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

            Subscribed and sworn before me this day of , 199_.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the     day of              , 19  .

                                                                     EXHIBIT N-1

                            FORM OF INVESTMENT LETTER

                                                                          [Date]

[SELLER]

The Bank of New York
101 Barclay Street, 12 E
New York, New York  10286
Attention:  Corporate Trust Department,
            ref: Bear Stearns Mortgage Securities Inc., Series 1998-2

Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

      Re: Bear Stearns Mortgage Securities Inc., Pass-Through Certificates, Series 1998-2 (the "Certificates"), including the Class H and Class PO Certificates (the "Privately Offered Certificates")

Dear Ladies and Gentlemen:

      In connection with our purchase of Privately Offered Certificates, we confirm that:

      (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

      (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

      (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a)(1), (2), (3) or (7) (or an entity in which all the equity holders come within such paragraphs) of


                                     N-1-1

            Regulation D promulgated under the Act and a sophisticated institutional investor;

      (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

      (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

      (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                  (A) (1) the sale is to an Eligible Purchaser (as defined
            below), (2) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                  (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "Blue Sky" laws and, if The Bank of New York (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

      (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling Agreement (as defined


                                     N-1-2
            below), pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling Agreement;

      (viii) we are not an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended ("Plan"), or we are an insurance company and the source of funds being used by us to pay the purchase price of the Certificates is funds held by us in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") as published in 60 Fed. Reg. 35925 (July 12, 1995)) and we reasonably believe, as of the date hereof, the amount of reserves and liabilities for the general account contracts held by or on behalf of any Plan (and any other Plan of the same employer or its affiliates (as defined in Section V(a)(1) of PTCE 95-60)) or by the same employee organization ) does not exceed 10% of the total reserve and liabilities of such general account plus surplus (such determination to be made in accordance with Section I(a) of PTCE 95-60).

      (ix) We understand that each of the Class H Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND


                                     N-1-3

(B) IF REQUESTED BY THE TRUSTEE AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES.

      THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IT IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS TO BE USED BY IT TO PAY THE PURCHASE PRICE OF THE CERTIFICATES IS FUNDS HELD BY IT IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AS PUBLISHED IN 60 FED. REG. 35925 (JULY 12, 1995)) AND IT REASONABLY BELIEVES, AS OF THE DATE OF ACQUISITION, THE AMOUNT OF RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN (AND ANY OTHER PLAN OF THE SAME EMPLOYER OR ITS AFFILIATES (AS DEFINED IN SECTION V(A)(1) OF PTCE 95-60)) OR BY THE SAME EMPLOYEE ORGANIZATION ) DOES NOT EXCEED 10% OF THE TOTAL RESERVE AND LIABILITIES OF SUCH GENERAL ACCOUNT PLUS SURPLUS (SUCH DETERMINATION TO BE MADE IN ACCORDANCE WITH
SECTION I(A) OF PTCE 95-60), WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A CERTIFICATE IN PHYSICAL FORM.

      "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

      Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling Agreement dated as of March 1, 1998 between Bear Stearns Mortgage Securities Inc. and The Bank of New York as Trustee (the "Pooling Agreement").


                                     N-1-4

      If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):___________________

      IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                                         Very truly yours,

                                         [PURCHASER]

                                         By:__________________________
                                                (Authorized Officer)

                                         [By:__________________________
                                                 Attorney-in-fact]


                                     N-1-5

---------------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                          [NAME OF NOMINEE]

                                         By:__________________________
                                                (Authorized Officer)

                                         [By:__________________________
                                                 Attorney-in-fact]


                                     N-1-6

                                                                     EXHIBIT N-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                                          [Date]

[SELLER]

The Bank of New York
101 Barclay Street, 12 E
New York, New York  10286
Attention:  Corporate Trust Department,
            ref: Bear Stearns Mortgage Securities Inc., Series 1998-2

Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

      Re: Bear Stearns Mortgage Securities Inc., Pass-Through Certificates, Series 1998-2 (the "Certificates"), including the Class H and Class PO Certificates (the "Privately Offered Certificates")

Dear Ladies and Gentlemen:

            In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

      Date: _____________, 19__ (must be on or after the close of its most recent fiscal year)

      Amount:  $_________________; and

2.    The dollar amount set forth above is:

      a. greater than $100 million and the undersigned is one of the following entities:


                                      N-2-1

            (1)   |_|         an insurance company as defined in Section
                              2(13) of the Act; or(1)

            (2)   |_|         an investment company registered under the
                              Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

            (3)   |_|         a Small Business Investment Company licensed
                              by the U.S. Small Business Administration under
                              Section 301(c) or (d) of the Small Business
                              Investment Act of 1958; or

            (4)   |_|         a plan (i) established and maintained by a
                              state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and
                              (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

            (5)   |_|         a business development company as defined in
                              Section 202(a)(22) of the Investment Advisers Act of 1940; or

            (6)   |_|         a corporation (other than a U.S. bank, savings
                              and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal
                              Revenue Code; or

            (7)   |_|         a U.S. bank, savings and loan association or
                              equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

            (8)   |_|         an investment adviser registered under the
                              Investment Advisers Act; or

------------
      (1) A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


                                     N-2-2

      b.   |_|    greater than $10 million, and the undersigned is a
                  broker-dealer registered with the SEC; or

      c.   |_|    less than $10 million, and the undersigned is a
                  broker-dealer registered with the SEC and will only purchase
                  Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

      d.   |_|    less than $100 million, and the undersigned is an
                  investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

      e.   |_|    less than $100 million, and the undersigned is an entity,
                  all the equity owners of which are qualified institutional buyers.

            The undersigned further certifies that it is purchasing Privately Offered Certificates for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501(1), (2), (3) or (7) (or an entity in which all the equity holders come within such paragraphs) of the Act in a transaction that otherwise does not constitute a public offering.

            The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling Agreement dated as of March 1, 1998 between Bear Stearns Mortgage Securities Inc., as Seller, and The Bank of New York, as Trustee, pursuant to which the Certificates were issued.

            The undersigned certifies that it is not an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as


                                     N-2-3
amended, ("Plan") nor a trustee, fiduciary or other party acting directly or indirectly for, on behalf of or with the assets of, any such Plan or it is an insurance company and the source of funds to be used by it to pay the purchase price of the Certificates is funds held by it in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") as published in 60 Fed. Reg. 35925 (July 12, 1995)) and it reasonably believes, as of the date acquisition, the amount of reserves and liabilities for the general account contracts held by or on behalf of any Plan (and any other Plan of the same employer or its affiliates (as defined in Section V(a)(1) of PTCE 95-60)) or by the same employee organization ) does not exceed 10% of the total reserve and liabilities of such general account plus surplus (such determination to be made in accordance with Section I(a) of PTCE 95-60).

            If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):___________________

      IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                                         Very truly yours,

                                         [PURCHASER]

                                         By:__________________________
                                                (Authorized Officer)

                                         [By:__________________________
                                                 Attorney-in-fact]


                                     N-2-4

---------------------------------------
                           Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                          [NAME OF NOMINEE]

                                         By:__________________________
                                                (Authorized Officer)

                                         [By:__________________________
                                                 Attorney-in-fact]


                                     N-2-5

                                                                       EXHIBIT O

               Representations and Warranties of the Companies


                                      O-1